Exhibit 10.23

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CONFIDENTIAL	Execution Copy

Exclusive License Agreement

This Exclusive License Agreement (this “Agreement”) is made as of December 22, 2011 (the “Effective Date”), by and between Five Prime Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware, having a place of business at Two Corporate Drive, South San Francisco, CA 94080 (“FivePrime”), and Galaxy Biotech, LLC, a limited liability company organized and existing under the laws of the State of Delaware, having a place of business at 1230 Bordeaux Drive, Sunnyvale, CA 94089 (“Galaxy”). FivePrime and Galaxy are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, FivePrime is a biotechnology company focused on the discovery and development of innovative protein and antibody drugs;

WHEREAS, Galaxy is a biotechnology company that has developed certain antibodies directed to FGFR2, and owns or controls certain tangible and intellectual property related to such antibodies; and

WHEREAS, the Parties wish for FivePrime to obtain certain rights and licenses to such tangible and intellectual property to use such antibodies in order to Develop, Manufacture and Commercialize prophylactic, therapeutic and diagnostic products pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, FivePrime and Galaxy hereby agree as follows:

Article 1

Definitions

The terms in this Agreement with initial letters capitalized shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

1.1        “Active Ingredient” means a therapeutically active material that provides pharmacological activity in a pharmaceutical product (excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants or controlled release technologies).

1.2        “Affiliate” means, with respect to a Party, any Entity that controls, is controlled by, or is under common control with that Party. For the purpose of this definition, “control” means direct or indirect ownership of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby the Entity controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity.

1.3        “Antibody” means any antibody, including variants, modifications, fragments or derivatives thereof (including multi-specific antibodies, single chain antibodies, domain antibodies and conjugated antibodies), in each case whether human, humanized, chimeric, murine, synthetic or in other form or from other origin.

1.4        “BLA” means a biologics license application for Regulatory Approval of a Therapeutic Product that is filed with the FDA.

1.5        “Business Day” means a day other than (a) a Saturday or Sunday, or (b) a day on which commercial banks located in San Francisco, California are authorized or required by law to be closed.

1.6        “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.7        “Calendar Year” means a period of twelve (12) consecutive months ending on December 31.

1.8        “Change of Control” means, with respect to a Party: (i) the sale of all or substantially all of such Party’s assets or business relating to this Agreement; (ii) a merger, reorganization, or consolidation involving such Party in which the voting securities of such Party outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization, or consolidation; or (iii) a Person or group of Persons acting in concert acquire more than fifty percent (50%) of the voting equity or management control of such Party, provided that in this case (iii), a Change of Control shall not be deemed to occur if the Person or group of Persons acquire their voting equity or management control solely from another Person or group of Persons of like nature who already possessed more than fifty percent (50%) of the voting equity or management control (by way of example, sale of equity from venture capitalists to other venture capitalists, or from pharmaceutical companies to other pharmaceutical companies).

1.9        “Claim ***” means claim *** as set forth in the Examiner’s Amendment in the Notice of Allowance and Fees Due, dated September 29, 2011, for U.S. patent application No. 12/614,282, filed November 6, 2009, which reads as follows:

              “***”

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1.10    “Claim ***” means claim *** as set forth in the Examiner’s Amendment in the Notice of Allowance and Fees Due, dated September 29, 2011, for U.S. patent application No. 12/614,282, filed November 6, 2009, which reads as follows:

    “***”

1.11    “Claims” means all Third Party demands, claims, actions, proceedings, orders, findings and verdicts (in contract, tort or otherwise), as well as losses of any type, damages and legal costs resulting therefrom.

1.12    “Code” is defined in Section 7.4.

1.13    “Combination Product” means:

(i)        a Product that contains both a Compound and one or more other Active Ingredients that are not Compounds;

(ii)        a product consisting of one or more separate products packaged together with a Product in a single package or as a unit; or

(iii)        a drug, device, test, kit or biological product packaged separately that is sold as a unit with a Product.

1.14    “Commencement” means, with respect to a clinical trial of any Compound or Therapeutic Product, the (a) *** human subject in such clinical trial; or (b) in the case of a blinded, placebo-controlled clinical trial, *** human subject in such clinical trial.

1.15    “Commercialize” or “Commercialization” means any and all activities directed to the commercialization of a Product, including pre-launch and post-launch marketing, promoting, distribution, detailing or selling of such Product (as well as importing and exporting activities in connection therewith) and all companion diagnostic products for use in connection with such Product. When used as a verb, “Commercialize” means to engage in Commercialization.

1.16    “Competing Product” means any product, including all dosage forms and formulations, containing an FGFR2 Antibody (other than a Compound) as an Active Ingredient (alone or as part of a “combination product” (as such term is defined in 21 CFR §3.2(e)) that (i) is being sold by a Third Party in a country after receipt of required approvals for the sale of such product by the applicable Government Authority (e.g., the FDA, the EMEA or similar regulatory authority) in such country, and (ii) is used in a Tumor Indication for which Regulatory Approval has been obtained for a Therapeutic Product in the same country.

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1.17    “Compound” means (i) any FGFR2 Antibody Controlled by Galaxy as of the Effective Date or during the Term of this Agreement, including each of the FGFR2 Antibodies identified in Exhibit A; and (ii) any FGFR2 Antibody Controlled by Galaxy or FivePrime or its sublicensees that is a variant, modification, fragment or derivative of any of the FGFR2 Antibodies of clause (i); and (iii) any multi-specific FGFR2 Antibody, including any bispecific FGFR2 Antibody, that is or that contains an FGFR2 Antibody of clause (i) or clause (ii).

1.18    “Confidential Information” means all proprietary Know-How, unpublished patent applications and other information and data of a financial, commercial, business, operational or technical nature which: (a) the disclosing Party or any of its Affiliates has supplied or otherwise made available to the other Party or any of its Affiliates in connection with this Agreement, whether prior to or during the Term and whether made available orally, by observation, in writing or in electronic form; or (b) the receiving Party has learned from the disclosing Party in the course of this Agreement, in each case including information comprising or relating to concepts, discoveries, inventions, data, designs or formulae in relation to this Agreement. During the Term, Joint Technology shall be deemed FivePrime’s Confidential Information.

1.19    “Contractor” means any Affiliate of FivePrime or any Third Party retained by FivePrime or any of its sublicensees to perform Development, Manufacturing or Commercialization activities on behalf of FivePrime or its sublicensees, including any contract research organization, contract manufacturer, laboratory service organization, consultant, or the like.

1.20    “Control” or “Controlled” means, with respect to any Know-How, molecule, material, Patents, other intellectual property, or any proprietary or trade secret information, the legal authority or right (whether by ownership, license or otherwise), as of the Effective Date or during the Term, to: (i) grant ownership of or a license or sublicense to make, use, offer to sell, sell or import such molecule or material; (ii) grant ownership of or a license or a sublicense under such Know-How, Patents, or intellectual property; or (iii) otherwise disclose such proprietary or trade secret information, in each case without breaching the terms of any agreement with, obligation to or other arrangement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party; in each case as provided in this Agreement.

1.21    “Covered” or “Covering” means, with respect to a Patent and a Compound or Product, that the making, use, sale, offer for sale or importation of the Compound or Product would infringe a Valid Claim of such Patent in the country in which the activity occurred, but for the licenses granted in this Agreement.

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1.22    “Develop” or “Development” means any and all research and development activities for any Compound or Product conducted anywhere in the Territory on or after Effective Date relating to such Compound or Product, including all non-clinical, preclinical and clinical activities, testing and studies of any Compound or Product, Manufacturing development, process development, toxicology studies, distribution of Compounds and Products for use in clinical trials (including placebos and comparators), research and development of diagnostic products, including companion diagnostics, for use in connection with clinical trials of Compounds and Products as well as approved Products, statistical analyses, and the preparation, filing and prosecution of any Marketing Approval Application and obtaining or maintaining Regulatory Approvals for any Product, as well as all regulatory affairs related to any of the foregoing. When used as a verb, “Develop” means to engage in Development.

1.23    “Diagnostic Product” means any product used to identify, diagnose, screen or monitor patients with or a predisposition to a human disease or condition or to characterize a human disease or condition, including for use to: (a) identify patients having a particular disease or particular molecular genotype or phenotype having a predisposition to a particular disease for which a Therapeutic Product could be used to treat or prevent a disease or condition; (b) define the prognosis or monitor the progress of any disease or condition in a patient for which a Therapeutic Product could be used to treat or prevent a disease or condition; (c) select between two (2) or more therapeutic or prophylactic regimens, wherein at least one (1) such therapeutic or prophylactic regimen involves a Therapeutic Product that could be used to treat or prevent a disease or condition, and where the selected regimen is determined, based on the use of such product, to be the most effective or to be the most safe for a patient; or (d) confirm a Therapeutic Product’s biological activity or to optimize dosing or scheduling, provided in each case that such product (i) contains one or more Compound(s) or (ii) with respect to such product in a particular country in the Territory the making or selling of such product by FivePrime or its sublicensees would infringe, but for the licenses granted hereunder, a Valid Claim of a Galaxy Patent in such country at the time of such manufacture or sale.

1.24    “Diligent Efforts” means efforts and resources that a similarly situated biotechnology or pharmaceutical company would use for a program of development or commercialization of a pharmaceutical or biologic product owned by such company of similar market potential and similar stage of product life, taking into account the establishment of the Products in the marketplace, the competitiveness of the marketplace, the proprietary position of the Product, the regulatory status involved, the pricing and launching strategy and the relative safety and efficacy of the Product, and the projected profitability of the Product.

1.25    “Dollar” or “$” means the legal tender of the United States.

1.26    “EMEA” means the European Medicines Agency or any successor entity thereto performing substantially the same functions.

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1.27    “Entity” means a partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization.

1.28    “Excluded Claims” is defined in Section 10.6(g).

1.29    “Existing Investigator” is defined in Section 3.5.

1.30    “Existing MTA” is defined in Section 3.5.

1.31    “FDA” means the United States Food and Drug Administration or any successor entity thereto performing substantially the same functions.

1.32    “FGFR2 Antibody” means any Antibody that specifically binds to FGFR2 Protein. For clarity, in the event an Antibody is a bispecific antibody or multi-specific antibody, such Antibody shall be deemed an FGFR2 Antibody so long as one of its variable regions or any fragment thereof binds specifically to FGFR2 Protein.

1.33    “FGFR2 Protein” means fibroblast growth factor receptor 2 protein, including any isoform thereof.

1.34    “Field” means any use.

1.35    “First Commercial Sale” means, with respect to any Product in any country or jurisdiction in the Territory, the first (1st) bona fide commercial sale by or on behalf of FivePrime or its sublicensees to a Third Party (other than a sublicensee) for distribution, use or consumption of any such Product in such country or jurisdiction after the Regulatory Approvals and any applicable Pricing Approvals have been obtained for such Product in such country or jurisdiction.

1.36    “FivePrime FTE” means the full-time equivalent of an individual (but not an individual filling a general corporate or administrative position) utilized by FivePrime or its Affiliates for non-clinical Development activities.

1.37    “FivePrime Indemnitee” is defined in Section 9.1.

1.38    “FivePrime Technology” means, at the time of termination of this Agreement by FivePrime pursuant to Section 7.2(a) or by Galaxy pursuant to Sections 7.2(b), 7.2(c) or 7.2(d), either in this Agreement’s entirety or on a country-by-country basis, and with respect to each Terminated Product and each country in which Galaxy has the right under Article 7 to Develop, Manufacture and Commercialize a Terminated Product (including all Terminated Countries), (a) any and all Patents Controlled by FivePrime or its Affiliates, including FivePrime’s interest in Joint Patents, that: (i) *** such Terminated Product in such country(ies); or (ii) relate to, or are

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otherwise reasonably necessary for, the use, Development, Manufacture or Commercialization of such Terminated Product in such country(ies); and (b) subject to Section 10.2(b), any and all Know-How Controlled by FivePrime or any of its Affiliates, including FivePrime’s interest in Joint Know-How, that relates to, or is otherwise *** for the use, Development, Manufacture or Commercialization of such Terminated Product and was actually used by or on behalf of FivePrime or its sublicensees in connection with such Terminated Product as of the date such Product becomes a Terminated Product. For clarity, the Galaxy Patents and Galaxy Know-How are not Controlled by FivePrime at such time of termination of rights in the Terminated Country, and are not FivePrime Technology.

1.39    “FTE Rate” means shall initially be set at an annual rate of *** Dollars ($***). The FTE Rate will be adjusted annually (with the first of such adjustment commencing on January 1, 2013) to reflect the change over the preceding twelve (12) months for which data is then available in the Consumer Price Index in the Urban Consumers (CPI-u): US City Average, All Items (as published by the United States Department of Labor, Bureau of Statistics), not to exceed an annual increase of more than *** percent (***%).

1.40    “Galaxy Indemnitee” is defined in Section 9.2.

1.41    “Galaxy’s Knowledge” means the actual knowledge of *** or *** of a fact after due inquiry reasonably expected for a person holding a comparable office with comparable experience or responsibility.

1.42    “Galaxy Know-How” means, subject to Section 10.2(b), any and all Know-How Controlled by Galaxy or any of its Affiliates as of the Effective Date or thereafter during the Term that relates to, or is otherwise *** for the use, Development, Manufacture or Commercialization of any Compound or Product. Galaxy Know-How shall not include Galaxy’s interest in any Joint Know-How.

1.43    “Galaxy Patents” means any and all Patents Controlled by Galaxy or any of its Affiliates as of the Effective Date or thereafter during the Term, excluding Joint Patents, that: (a) are set forth in Exhibit B; (b) ***, any Compound or Product; or (c) that otherwise relate to, or are *** for, the use, Development, Manufacture or Commercialization of any Compound or Product; provided that for the purpose of Article 5 only, Galaxy Patents do not include Patents in clauses (b) or (c) that do not (1) relate specifically to the composition, manufacture or use of FGFR2 Antibodies, (2) include any claim that claims FGFR2 Protein or FGFR2 Antibodies or (3) disclose FGFR2 Protein or FGFR2 Antibodies in the specification of such Patent, provided further that, in any event, all Patents set forth in Exhibit C shall not be deemed Galaxy Patents for the purpose of Article 5 or to the extent they are not Controlled by Galaxy on the Effective Date.

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1.44    “Government Authority” means any federal, state, national, regional, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.45    “IND” means an investigational new drug application as such term is used in 21 CFR Subpart B of Part 312.

1.46    “Incorporation of Third Party Technology” means, with respect to a Compound or Product for which the making, using or selling would or does infringe a Third Party Patent, that (1) such infringement solely results from any modification by or on behalf of FivePrime or any sublicensee of FivePrime to an FGFR2 Antibody provided to FivePrime by Galaxy but not from the original FGFR2 Antibody provided to FivePrime by Galaxy, or (2) the making, using, or selling of a Compound or Product would or does infringe such Third Party Patent as a result of Third Party technology used in the Manufacture of the Compound or Product, including *** (such as ***), cell lines (such as ***), or formulations that are not specific to a Compound.

1.47    “Indemnified Party” is defined in Section 9.3.

1.48    “Indemnifying Party” is defined in Section 9.3.

1.49    “Invention” means any process, method, composition of matter, article of manufacture, discovery, improvement or finding that is invented (whether patentable or not) as a result of a Party exercising its rights or carrying out its obligations under this Agreement, including all rights, title and interest in and to the intellectual property rights therein.

1.50    “JAMS Rules” is defined in Section 10.6(a).

1.51    “Joint Know-How” is defined in Section 5.1.

1.52    “Joint Patents” is defined in Section 5.1.

1.53    “Joint Technology” means Joint Know-How and Joint Patents.

1.54    “Know-How” means any and all tangible and intangible information and materials, including research and development data, regulatory submissions and correspondence, manufacturing information and processes, formulations, assays, cell lines, sequences, composition of matter, constructs, discoveries, improvements, modifications, processes, methods, protocols, formulas, utility, data (including physical, chemical, biological, toxicological, pharmacological, preclinical, clinical, and veterinary data), results, inventions, know-how and trade secrets, patentable or otherwise, and all other scientific, marketing, financial and commercial information or data, but excluding any of the foregoing to the extent described or claimed in any Patents.

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1.55    “Know-How Country” means, at a particular time and with respect to a particular Product, any country in the Territory that is not a Patent Country.

1.56    “Law” means any federal, state, local, foreign or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any order by any Government Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

1.57    “MAA” means a marketing approval application for Regulatory Approval of a Product that is filed with the EMEA.

1.58    “Major Market” means any of the following: the ***.

1.59    “Manufacture” means any and all activities directed to the manufacture, receipt, incoming inspections, storage and handling of raw materials and the manufacture, processing, formulation, packaging, labeling, warehousing, quality control testing (including in-process release and stability testing), supplying, shipping and release of any Active Ingredient, Compound or Product, as the case may be and to the extent applicable, including manufacturing process development, scale-up and validation.

1.60    “Marketing Approval Application” means a BLA, NDA, MAA or similar application for Regulatory Approval that is filed with the applicable Regulatory Authority(ies) in any country or jurisdiction.

1.61    “NDA” means a new drug application for Regulatory Approval of a Therapeutic Product that is filed with the FDA.

1.62    “Net Sales” means, with respect to any Product, the aggregate gross amount invoiced by or on behalf of FivePrime or any sublicensee for sales of such Product to independent, unrelated Third Parties in bona fide arms’ length transactions, less deductions for:

(a)        the costs paid to a Third Party for packing, transportation, importation, postage, shipping and handling charges, and other charges, such as insurance and customs duties, relating thereto, in each case to the extent actually incurred;

(b)        any sales, excise or value added taxes imposed on or charged to the selling party and any other charges imposed by a Governmental Authority upon the sale of such Product and actually paid;

(c)        trade, quantity, prompt settlement or similar discounts (including chargebacks and allowances) actually granted, allowed or incurred in connection with the sale of the such Product;

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(d)        amounts repaid or credited on account of price adjustments, rejection, outdating, billing errors, recalls or return of such Product;

(e)        bad debts if and when actually written off or allowed; and

(f)        rebates, reimbursements, fees or similar payments to (i) wholesalers and other distributors, pharmacies and other retailers, buying groups (including group purchasing organizations), health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, Governmental Authorities, or other institutions or health care organizations; or (ii) to patients and other Third Parties arising in connection with any program applicable to a Product under which FivePrime or its sublicensees provides to low income, uninsured or other patients the opportunity to obtain FivePrime’s pharmaceutical products at no cost or reduced cost.

Sales between FivePrime and its Affiliates or sublicensees shall be disregarded for purposes of calculating Net Sales, except if such purchaser is a distributor to which risk of loss of the Product transfers or if such purchaser is an end user.

If a Product is sold as part of a Combination Product, the Net Sales of such Product for the purpose of calculating royalties owed under this Agreement for sales of such Product, shall be determined as follows: first, FivePrime shall determine the actual Net Sales of such Combination Product (using the above provisions) and then such amount shall be multiplied by the fraction A/(A+B), where A is the invoice price of such Product, if sold separately, and B is the aggregate invoice price for an equivalent dose amount or unit of each other Active Ingredient, drug, device, test, kit or biological product in the Combination Product, if sold separately. If any other Active Ingredient, drug, device, test, kit or biological product in the Combination Product is not sold separately, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by a fraction A/C where A is the invoice price of such Product if sold separately, and C is the invoice price of the Combination Product. If neither the Product nor any other Active Ingredient, drug, device, test, kit or biological product in the Combination Product is sold separately, the adjustment to Net Sales shall be determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of such Product in the Combination Product to the total fair market value of such Combination Product.

In the event any Product contains as its Active Ingredient a bispecific Antibody or a multi-specific Antibody, the Parties shall discuss in good faith a formula for use in the calculation of the Net Sales for such Product that reflects a fair allocation of value between the various epitope recognition regions in such Antibody.

With respect to any sale of any Product in a given country for any substantive consideration other than monetary consideration on arm’s length terms (which has the effect of reducing the invoiced amount below what it would have been in the absence of such non-monetary consideration), for purposes of calculating the Net Sales under this Agreement, such

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Product shall be deemed to be sold exclusively for cash at the average Net Sales price charged to Third Parties for cash sales in such country during the applicable reporting period (or if there were only de minimis cash sales in such country, at the fair market value as determined in good faith based on pricing in comparable markets). Notwithstanding the foregoing, Net Sales shall not include amounts (whether actually existing or deemed to exist for purposes of calculation) for Products ***.

Net Sales will be calculated in a manner consistent with FivePrime’s accounting policies consistently applied.

1.63    “Patent Country” means, at a particular time and with respect to a particular Product, any country in the Territory in which the sale of such Product by FivePrime or its sublicensees, or the approved use of such Product as in its Regulatory Approval for the Commercialization of the Product in such country, would infringe, but for the licenses granted hereunder, a Valid Claim of a Galaxy Patent in such country at the time of such sale.

1.64    “Patent Infringement” is defined in Section 5.3(a).

1.65    “Patents” means all patents and patent applications and any patents issuing therefrom (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including all divisionals, continuations, substitutions, continuations-in-part, converted provisionals, continued prosecution applications, adjustments, re-examinations, reissues, additions, renewals, revalidations, extensions (including patent term extensions, and supplemental certificates and the like), registrations, pediatric exclusivity periods of any such patents and patent applications, and any and all foreign equivalents of the foregoing.

1.66    “Person” means any individual, Entity or Governmental Authority.

1.67    “Phase 1 Clinical Trial” means a human clinical trial of a Compound or Therapeutic Product that would satisfy the requirements of 21 CFR 312.21(a) or its foreign equivalents; provided that the first clinical trial of a Compound or Therapeutic Product shall be deemed to be a Phase 1 clinical trial.

1.68    “Phase 2 Clinical Trial” means a human clinical trial of a Compound or Therapeutic Product that would satisfy the requirements of 21 CFR 312.21(b) or its foreign equivalents. Without limiting the foregoing, a clinical trial shall be deemed to be a Phase 2 Clinical Trial if it is designated as a Phase 2 clinical trial in a Regulatory Filing, including by checking the appropriate box or by the title of the trial.

1.69    “Phase 3 Clinical Trial” means a human clinical trial of a Compound or Therapeutic Product that would satisfy the requirements of 21 CFR 312.21(c) or its foreign equivalents. Without limiting the foregoing, a clinical trial shall be deemed to be a Phase 3 Clinical Trial if it is designated as a Phase 3 clinical trial in a Regulatory Filing, including by checking the appropriate box or by the title of the trial.

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1.70    “Phase 1 Completion” means the earlier of (a) *** after *** the first Phase 1 Clinical Trial of a Compound or Therapeutic Product or (b) the Commencement of the first Phase 2 Clinical Trial of such Compound or Therapeutic Product. For clarity, clause (a) excludes ***.

1.71    “Pricing Approvals” means, with respect to a Product in any country or jurisdiction, all pricing and reimbursement approvals for a Product from Government Authorities required by applicable Law or Governmental Authorities necessary for the Commercialization of such Product.

1.72    “Product” means any Therapeutic Product or any Diagnostic Product; but in each case excluding Terminated Products. Except when referred to in the Net Sales definition in describing how to calculate the Net Sales of Combination Products, all references to Product in this Agreement shall be deemed to include Combination Products. Two Products shall be deemed to be the same Product if they contain the same Active Ingredient(s).

1.73    “Regulatory Approval” means, with respect to a Product in any country or jurisdiction, the approvals by the applicable Regulatory Authority in such country or jurisdiction (other than Pricing Approvals) necessary for the Commercialization of such Product.

1.74    “Regulatory Authority” means any applicable Government Authority responsible for granting Regulatory Approvals for Products, including the FDA, the EMEA and any corresponding national or regional regulatory authorities.

1.75    “Regulatory Filings” means, with respect to the Compounds or Products, any submission to a Regulatory Authority of any appropriate regulatory application specific to Compounds or Products, and shall include any submission to a regulatory advisory board and any supplement or amendment thereto. “Regulatory Filings” includes any IND, NDA, BLA and any Marketing Approval Application.

1.76    “Royalty Report” means a written report or reports showing, with respect to a given Calendar Quarter: (a) the gross amount invoiced for each Product sold during such Calendar Quarter in each country where each Product was sold; (b) the deductions from such gross amount invoiced to determine the Net Sales associated with the sale of such Product; (c) the Net Sales amount for each Product during such Calendar Quarter in each country where each Product was sold; (d) the royalty rates used for the calculation of royalties in each country where each Product was sold during such Calendar Quarter; (e) the reason for and amount of any deduction from royalties according to Section 4.3(b), 4.3(c), 4.4 or 4.10(d); (f) any applicable currency conversions applicable to such Net Sales; and (g) the royalties payable with respect to such Net Sales. Notwithstanding the foregoing, in the event FivePrime grants to any sublicensee

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

the right to Commercialize a Product, FivePrime shall not be required to include in the Royalty Report greater detail than contained in the corresponding royalty report received by FivePrime from such sublicensee, provided that the Royalty Report contains a sufficient level of detail to enable the complete and correct calculation of royalties due on sales by the sublicensee.

1.77    “Royalty Term” has the meaning set forth in Section 4.3(e).

1.78    “Term” is defined in Section 7.1.

1.79    “Terminated Country” is defined in Section 7.2(a).

1.80    “Terminated Product” is defined in Section 7.2(a).

1.81    “Territory” means all countries and regions in the world, but excluding each Terminated Country (if any).

1.82    “Therapeutic Product” means any pharmaceutical product, including all dosage forms and formulations, containing one or more Compound(s) as an Active Ingredient(s) (alone or as part of a Combination Product). Except when referred to in the Net Sales definition in describing how to calculate the Net Sales of Combination Products, all references to Therapeutic Product in this Agreement shall be deemed to include Combination Products that contain one or more pharmaceutical product(s) containing one or more Compound(s) as an Active Ingredient(s). Two Therapeutic Products shall be deemed to be the same Therapeutic Product if they contain the same Active Ingredient(s). For clarity, Therapeutic Products exclude Diagnostic Products.

1.83    “Third Party” means any Person other than a Party or an Affiliate of a Party.

1.84    “Third Party In-License” is defined in Section 4.3(c).

1.85    “Toxicology Study Completion” means the earlier of (i) *** from the *** toxicology study conducted pursuant to good laboratory practices (GLP) for the purpose of submitting an IND for a Therapeutic Product or Compound, or (ii) *** after the *** of the *** toxicology study conducted pursuant to GLP for the purpose of submitting an IND for a Therapeutic Product or Compound. For clarity, ***.

1.86    “Tumor Indication” means, with respect to a Therapeutic Product, the use of that Therapeutic Product for the treatment, prevention, mitigation or cure of any cancer with a particular organ of origin. Tumor Indications will be deemed the same for purposes of this Agreement if the subject cancers have the same organ of origin even if they are, for example, of a different histologic or genetic subtype (e.g., well-differentiated and poorly differentiated gastric cancer), and will be deemed different if the subject cancers have different organs of origin. Among non-solid tumor cancers, Tumor Indications for leukemia, lymphoma and multiple myeloma, but not their subtypes, shall be considered different Tumor Indications.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.87    “United States” or “U.S.” means the United States of America including its territories and possessions.

1.88    “Valid Claim” means, with respect to any country, a claim of any issued and unexpired patent (as may be extended through supplementary protection certificate or patent term extension or the like) that has not been revoked, abandoned, held invalid, unpatentable or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, opposition or disclaimer or otherwise, or lost in an interference proceeding, in a final and non-appealable judgment, ruling or determination (or judgment, ruling or determination from which no appeal was taken within the allowable time period).

Article 2

License; Know-How and Material Transfer

2.1      License to FivePrime.

  (a)        Subject to the terms and conditions of this Agreement, Galaxy hereby grants to FivePrime an exclusive license, with the right to grant sublicenses in multiple tiers pursuant to Section 2.1(c), under the Galaxy Patents and Galaxy Know-How and Galaxy’s interest in the Joint Technology, to make, have made, use, offer to sell, sell, import and export and conduct all activities related to the Development, Manufacture and Commercialization of Compounds and Products in the Field in the Territory. FivePrime may exercise its rights and perform its obligations under this Agreement by itself or through any of its Contractors or permitted sublicensees without the prior written consent of Galaxy.

  (b)        The license granted in Section 2.1(a) under the Galaxy Patents is subject to certain rights, conditions and limitations imposed by the Bayh Dole Act (35 U.S.C. Sec. 200 et seq.), including certain licenses granted to the United States government pursuant to the Bayh Dole Act and certain obligations under the Bayh Dole Act related to manufacturing Products in the United States, as such rights, conditions and limitations exist with respect to the Galaxy Patents filed as of the Effective Date.

  (c)        FivePrime may grant sublicenses under Section 2.1(a), through multiple tiers, to any Affiliate or Third Party. Each sublicense of FivePrime’s rights under this Agreement shall be in writing and shall be consistent with the terms and conditions of this Agreement. In the event FivePrime grants a sublicense to an Affiliate of FivePrime or a Third Party, then FivePrime shall: (i) include in each such sublicense agreement terms that permit FivePrime to comply with its obligations under this Agreement, including related to reporting Net Sales to Galaxy; (ii) notify Galaxy of such sublicense within *** days after it becomes

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

effective, including the identity of the sublicensee and the territory in which such rights have been sublicensed; and (iii) use commercially reasonable efforts to enforce the terms of such sublicense agreement. For clarity, this Section 2.1(c) shall not apply to FivePrime’s engagement of Contractors.

  (d)        After the expiration of the Royalty Term for a particular Product in a country within the Territory, the licenses granted to FivePrime by Galaxy under this Section 2.1 shall become fully paid-up, irrevocable and perpetual licenses for such Product in the Field in such country.

  (e)        During the Term, (i) Galaxy shall not grant, assign, transfer or convey any rights to any Affiliate of Galaxy or to any Third Party under the Galaxy Patents, Galaxy Know-How or Galaxy’s interest in the Joint Technology to make, have made, use, offer to sell, sell, import and export and conduct any activities related to the Development, Manufacture and Commercialization of any FGFR2 Antibody in the Field in the Territory, (ii) Galaxy shall not practice the Galaxy Patents, Galaxy Know-How or Joint Technology itself to make, have made, use, offer to sell, sell, import and export and conduct any activities related to the Development, Manufacture and Commercialization of any FGFR2 Antibody in the Field in the Territory, and (iii) Galaxy shall not disclose to any Third Party any Galaxy Know-How or unpublished patent application within the Galaxy Patents that is specifically related to the Development, Manufacture and Commercialization of any FGFR2 Antibody in the Field in the Territory. For clarity, this Section 2.1(e) does not apply to any Terminated Country.

2.2        No Implied Rights. Except as expressly provided in Section 2.1, no rights to any Patents, Know-How or other intellectual property rights are granted to FivePrime under this Agreement, whether by implication, estoppel, or otherwise.

2.3        Know-How and Material Transfer. Within *** Business Days after the Effective Date, Galaxy shall disclose and transfer to FivePrime the Galaxy Know-How identified in Exhibit D. On a continuing basis during the Term, Galaxy shall use commercially reasonable efforts to disclose and provide to FivePrime additional Galaxy Know-How not identified in Exhibit D, regardless of when such Galaxy Know-How is created or acquired, reasonably expected to be necessary or useful for the Development, Manufacture or Commercialization of any Compounds or Products, as it becomes available, as Galaxy discovers that it has not been previously transferred to FivePrime, or as FivePrime reasonably requests, within *** days after the later of (i) the Effective Date, or (ii) such creation, acquisition, discovery or request, as applicable. Galaxy shall bear all costs and expenses incurred by Galaxy, and FivePrime shall bear all costs and expenses incurred by FivePrime, in connection with the disclosure and provision to FivePrime of any Galaxy Know-How that comes into Galaxy’s Control after the Effective Date as set forth in this Section 2.3.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Article 3

Development, Manufacture and Commercialization

3.1        Responsible Party. Subject to the terms and conditions of this Agreement, as between the Parties, FivePrime (on its own or acting through or together with any of its sublicensees or Contractors) shall have the sole and exclusive right to Develop, Manufacture and Commercialize Compounds and Products in the Field in the Territory, at its sole discretion and its sole cost, risk and expense.

3.2        Development and Commercialization.

    (a)        FivePrime (on its own or acting through or together with any of its sublicensees or Contractors) shall use Diligent Efforts to Develop and, if and after obtaining Regulatory Approval, Commercialize in each Major Market country at least one (1) Therapeutic Product for at least (1) Tumor Indication, in compliance with all applicable Laws and in accordance with a commercially reasonable plan and time schedule to be presented to Galaxy according to Section 3.6.

    (b)        Without limiting the generality of Section 3.2(a), FivePrime shall adopt a plan for the Development of Therapeutic Products with the goal of filing the first IND for the first Therapeutic Product within *** after the Effective Date, which goal assumes that FivePrime is able to successfully and timely complete each of the planned initial activities identified in Exhibit E with respect to a single FGFR2 Antibody without encountering any delay, technical difficulty or adverse development or observation, including those identified in Section 3.2(d), and Galaxy acknowledges that any such delay, technical difficulty, development or observation may cause FivePrime to undertake additional non-clinical Development work to resolve or address or mitigate the impact of any such delay, technical difficulty, development or observation, including by undertaking efforts to create a variant, modification, fragment or derivative of *** or ***, which may require that FivePrime undertake activities, including activities identified on Exhibit E, with respect to any such variant, modification, fragment or derivative that FivePrime may have already conducted with respect to another FGFR2 Antibody. Notwithstanding anything in this Agreement to the contrary, if FivePrime or its sublicensees have not filed an IND for a Therapeutic Product on or before the date that is *** years after the Effective Date, then: (i) upon such date and for a period of *** days thereafter, Galaxy may terminate this Agreement by delivering written notice to FivePrime of such termination; (ii) FivePrime will not on such basis be deemed to have breached this Agreement; and (iii) if Galaxy shall have terminated this Agreement pursuant to clause (i) of this sentence, the rights and obligations of each Party pursuant to Sections 7.3, 7.4 and 7.5 shall apply. The Compound in the first Therapeutic Product on which FivePrime shall initiate preclinical Development activities shall be either *** or ***, unless experimental results obtained at FivePrime make it imprudent or infeasible to Develop such a Therapeutic Product (including for reasons set forth in Section

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

3.2(d)). FivePrime agrees to use Diligent Efforts to conduct the activities set forth on Exhibit E after the Effective Date. Upon the completion of each successful preclinical activity for a Therapeutic Product, FivePrime shall use Diligent Efforts to plan and initiate the next preclinical activity for such Therapeutic Product in a sequence that can reasonably be expected, if successful, to allow filing of an IND with respect to such Therapeutic Product.

    (c)        Upon the completion of each clinical trial of a Therapeutic Product, FivePrime shall use Diligent Efforts to plan and initiate the next clinical trial for such Therapeutic Product in a sequence that can reasonably be expected, if successful, to allow filing for Regulatory Approval, unless FivePrime reasonably determines that the results of such clinical trial do not support advancement of such Product to such next clinical trial without additional non-clinical Development work, provided that in such case FivePrime shall conduct non-clinical Development activities from the date of such determination until a new clinical trial is initiated for such Therapeutic Product or modification thereof and utilize (i) (A) at least *** FTEs (as defined below) during the *** period immediately after such determination to conduct non-clinical Development activities, and (B) at least *** FTEs during each full Calendar Quarter thereafter, until the commencement of the next clinical trial; or, as the case may be, (ii) in the event FivePrime shall have undergone a Change of Control, then starting the first full calendar year during which such Change of Control event occurs, FivePrime shall utilize *** the number of FTEs set forth in subsection (i) above for such non-clinical Development work. The number of “FTEs” utilized by FivePrime on such non-clinical Development work pursuant to the preceding sentence shall be determined by summing (x) the number of FivePrime FTEs utilized for such non-clinical Development work and (y) the quotient of (A) any payments made by FivePrime to Contractors conducting such non-clinical Development activities divided by (B) the FTE Rate, pro-rated for any partial year.

    (d)        Each Party acknowledges that there are difficulties and uncertainties in pharmaceutical development that may cause delays in the Development, Manufacturing or Commercialization of a Compound or Product. By way of example and not limitation, delays in Development may be caused by difficulties in generating an adequate cell line for production of a Compound, in scaling up for manufacturing or in manufacturing itself, or in developing a formulation that provides adequate stability of the Compound; or by toxicity or immunogenicity of a Compound or Product in toxicology studies or in human patients; or by lack of sufficient efficacy of a Product in a Phase 2 Clinical Trial or a Phase 3 Clinical Trial; or for other safety, efficacy or feasibility issues. Such factors may cause the delay of Manufacturing or the delay or discontinuation of Development or Commercialization activities. Hence, the fact that a Development, Manufacturing or Commercialization goal is not attained shall not in itself constitute a breach of this Agreement.

    (e)        Notwithstanding the above provisions of this Section 3.2, activities required specifically to Develop and Commercialize a Therapeutic Product in Major Market countries other than the *** need not be initiated until after Regulatory Approval in the U.S. of

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

such Product. However, after Regulatory Approval of a Therapeutic Product in the U.S., FivePrime shall use Diligent Efforts to Develop and Commercialize that Therapeutic Product in each of the Major Market countries, provided that FivePrime shall not be required to initiate or carry out such activities concurrently in all Major Market countries.

    (f)        Without limiting any other provision of this Section 3.2, if FivePrime undergoes a Change of Control, then FivePrime or the Person that succeeds to FivePrime’s obligations under this Agreement shall: (x) within *** after the date such Change of Control occurs, provide one or more representatives of such Person’s senior management to meet at a mutually agreeable location, to discuss such Person’s expected plans for the Development and Commercialization of Compounds or Products; and (y) within *** after the date such Change of Control occurs, provide Galaxy with ***. Without limitation, such ***.

    (g)        If, at any time during the Term and prior to any Change of Control of FivePrime, FivePrime ceases the Development or Commercialization of any Compound or Product and receives a bona fide arms-length offer to sublicense the Development and Commercialization rights to such Compound or Product to an Affiliate of FivePrime or a Third Party, then: (i) FivePrime shall notify Galaxy in writing of such offer and shall offer Galaxy the opportunity to acquire the same rights on terms to be negotiated by the Parties in good faith; (ii) Galaxy shall have a period of *** Business Days after the date of such notice to indicate its desire to acquire such rights by written notice to FivePrime, and thereafter FivePrime and Galaxy shall negotiate in good faith to execute a definitive agreement governing the terms and conditions under which Galaxy would obtain such rights within *** days after the date of such written notice from Galaxy, or such longer period as the Parties may mutually agree; and (iii) if Galaxy does not provide such notice within such *** Business Day time period, or if the Parties do not execute a definitive agreement within the applicable time period, then FivePrime may grant a sublicense to such Affiliate or Third Party, provided that, if Galaxy provides such notice and the Parties do not agree on the terms for Galaxy to obtain such rights despite good faith negotiations, then FivePrime may grant such rights to any Affiliate or Third Party, but only on terms that, taken as a whole, are more favorable to FivePrime than those last offered by Galaxy to FivePrime during such negotiations, taking into account any financial obligations from FivePrime to Galaxy that would persist in the case of a sublicense to the Affiliate or Third Party, but would be eliminated if Galaxy obtains such rights.

3.3        Regulatory. As between the Parties, FivePrime (on its own or acting through or together with any of its sublicensees or Contractors) has the sole right and responsibility to: (a) make all Regulatory Filings, submissions, reports, updates and supplements with any Regulatory Authority with respect to any Compound or Product in the Territory, by itself or through any of its sublicensees or Contractors; (b) obtain, hold and maintain all Regulatory Approvals and Pricing Approvals in the Field in the Territory in the name of FivePrime or any of its sublicensees or Contractors; and (c) conduct all meetings and discussions and handle all correspondence with any Regulatory Authority related to any Compound or Product in the Territory.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

3.4        Contractors. Subject to the terms and conditions of this Agreement, FivePrime shall have the right to engage Contractors for purposes of conducting Development, Manufacture or Commercialization activities hereunder. FivePrime shall remain responsible for any obligations hereunder that have been delegated or subcontracted to any Contractor, and shall be responsible for the performance of its Contractors.

3.5        Existing MTAs. FivePrime acknowledges that prior to the Effective Date Galaxy may have provided quantities of one or more Compounds to the Third Parties identified on Exhibit F (each such Third Party, an “Existing Investigator”) pursuant to the agreements between Galaxy and such Third Parties identified on Exhibit F (each, an “Existing MTA”). Galaxy may permit these Existing Investigators to continue to use such Compounds and may, with FivePrime’s prior written approval, resupply such Compounds to the Existing Investigators for planned experiments pursuant to the Existing MTAs. FivePrime may withhold such approval at its sole discretion. Galaxy shall not amend or extend the term of any Existing MTA without the prior written consent of FivePrime, which consent FivePrime may withhold at its sole discretion. Nothing in this Agreement shall be construed to require Galaxy to breach any of its obligations under any Existing MTA. Galaxy shall promptly provide FivePrime with a copy of all reports and written notifications received under any Existing MTA. Further, Galaxy shall promptly notify FivePrime of any notice it receives under any Existing MTA of the existence of an invention under such Existing MTA, and shall use commercially reasonable efforts, if and as requested by FivePrime, to obtain rights to such invention, by obtaining an assignment of such invention or a non-exclusive or exclusive license to such invention that permits such invention to be sublicensed to FivePrime hereunder, and such invention shall thereupon be included in the definition of Galaxy Know-How and any Patent claiming such invention included in the definition of Galaxy Patents, without further consideration from FivePrime to Galaxy. Any payments or royalties associated with such assignment or license shall be made by FivePrime but shall be subject to Section 4.3(c) of this Agreement.

3.6        Progress Reports.

    (a)        On ***, and thereafter on or between each *** during the Reporting Period for each Product, FivePrime shall deliver to Galaxy a confidential written progress report that summarizes for such Product *** (each, a “Progress Report”). The obligation of FivePrime to provide Progress Reports with respect to a Product in a country shall apply to each of the Major Markets only and shall begin on the Effective Date and terminate upon the First Commercial Sale in such Major Market (the “Reporting Period”). ***

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

    (b)        Appropriate representatives of FivePrime, *** and representatives of Galaxy, *** shall meet in person to discuss the Progress Reports submitted by FivePrime, at mutually convenient times *** if requested by Galaxy, at a place of business of FivePrime or Galaxy or another mutually agreeable location, and may be held in conjunction with the delivery of Progress Reports (each such meeting, a “Progress Meeting”). The obligation to hold Progress Meetings shall terminate on the earliest of (i) a Change of Control of FivePrime or of Galaxy, (ii) the sublicense by FivePrime of all Compounds and Products in all of the Territory, and (iii) after the First Commercial Sale has occurred in ***.

Article 4

Financial Provisions

4.1        License Fee.

    (a)        FivePrime shall pay to Galaxy a one-time, non-refundable, non-creditable upfront payment of One Million Five Hundred Thousand Dollars ($1,500,000) on or after January 2, 2012 but on or prior to January 13, 2012. Notwithstanding anything else in this Agreement, the foregoing payment shall be payable even if this Agreement has been earlier terminated by either Party for any reason.

    (b)        On or after July 2, 2012 but on or prior to July 13, 2012, FivePrime shall pay to Galaxy an additional one-time, non-refundable, non-creditable payment of One Million Five Hundred Thousand Dollars ($1,500,000), provided that FivePrime shall have no obligation to pay the foregoing payment if FivePrime shall have delivered to Galaxy a notice of termination of this Agreement in its entirety pursuant to Section 7.2 prior to July 2, 2012 or Galaxy shall have delivered to FivePrime a notice of termination of this Agreement in its entirety pursuant to Section 7.2 prior to July 13, 2012.

4.2        Milestone Payments.

    (a)        Development and Regulatory Milestone. FivePrime shall pay to Galaxy the following one-time, non-refundable, non-creditable development and regulatory milestone payments upon the achievement of the corresponding milestone for a Therapeutic Product by or on behalf of FivePrime or any of its sublicensees:

Milestone Event	Milestone Payment
*** days after the Toxicology Study Completion, provided that FivePrime has not delivered to Galaxy notice of FivePrime’s termination of this Agreement pursuant to Section 7.2(a) (the “GLP Tox Milestone”)	$***

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Milestone Event	Milestone Payment

Upon the occurrence of the last to occur of both of the following:

(1) the *** anniversary of the grant of the first Galaxy Patent issued in the United States that includes the claims set forth in the Examiner’s Amendment in the Notice of Allowance and Fees Due, dated September 29, 2011, for U.S. patent application No. 12/614,282, filed November 6, 2009, and

(2) payment of the GLP Tox Milestone payment,

provided no request for interference has been filed by a Third Party or no interference has been declared by the U.S. Patent and Trademark Office with respect to such issued patent at the time both such conditions are met

$***

Upon the occurrence of the last to occur of both of the following:

(1) the grant of the first Galaxy Patent in Europe Covering a Compound that is being Developed by or on behalf of FivePrime or its sublicensees, and

(2) payment of the GLP Tox Milestone payment

$***

Upon the occurrence of the last to occur of both of the following:

(1) *** from the grant of the first Galaxy Patent in Europe with a claim substantially similar or broader in scope to Claim ***, and

(2) payment of the GLP Tox Milestone payment

$*** or, if the milestone in the next row has been paid at the time such payment is due, $***

Only if the milestone event in the previous row has not occurred, upon the occurrence of the last to occur of both of the following:

(1) *** from the grant of the first Galaxy Patent in Europe with a claim substantially similar or broader in scope to Claim ***, and

(2) payment of the GLP Tox Milestone

$*** or, if the milestone in the previous row has been paid, $***

Upon the occurrence of the last to occur of both of the following:

(1) the grant of the first Galaxy Patent in *** Covering a Compound that is being Developed by or on behalf of FivePrime or its sublicensees, and

(2) payment of the GLP Tox Milestone

$***

Upon the occurrence of the last to occur of both of the following:

(1) *** from the grant of the first Galaxy Patent in *** with a claim substantially similar or broader in scope to Claim ***, and

(2) payment of the GLP Tox Milestone

$*** or, if the milestone in the next row has been paid at the time such payment is due, $***

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Milestone Event	Milestone Payment

Only if the Milestone Event in the previous row has not occurred, upon the occurrence of the last to occur of both of the following:

(1) *** from the grant of the first Galaxy Patent in *** with a claim substantially similar or broader in scope to Claim ***, and

(2) payment of the GLP Tox Milestone

$*** or, if the milestone in the previous row has been paid, $***

Upon the occurrence of the last to occur of both of the following:

(1) the grant of the first Galaxy Patent in *** Covering a Compound that is being Developed by or on behalf of FivePrime or its sublicensees, and

(2) payment of the GLP Tox Milestone

$***

Upon the occurrence of the last to occur of both of the following:

(1) *** from the grant of the first Galaxy Patent in *** with a claim substantially similar or broader in scope to Claim ***, and

(2) payment of the GLP Tox Milestone

$*** or, if the milestone in the next row has been paid at the time such payment is due, $***

Only if the Milestone Event in the previous row has not occurred, upon the occurrence of the last to occur of both of the following:

(1) *** from the grant of the first Galaxy Patent in *** with a claim substantially similar or broader in scope to Claim ***, and

(2) payment of the GLP Tox Milestone

$*** or, if the milestone in the previous row has been paid, $***
Commencement of the first Phase 1 Clinical Trial for the first Therapeutic Product by FivePrime, its sublicensees or Contractors	$***
*** days after Phase 1 Completion, provided that FivePrime has not delivered to Galaxy notice of FivePrime’s termination of this Agreement pursuant to Section 7.2(a)	$***
The following seven milestone payments are earnable with respect to Therapeutic Products Developed for the first two distinct Tumor Indications.	First Tumor Indication	Second Tumor Indication
Commencement of the first Phase 2 Clinical Trial for a Therapeutic Product	$***	$***
Commencement of the first Phase 3 Clinical Trial for a Therapeutic Product	$***	$***
Filing of the first Marketing Approval Application in the U.S. for a Therapeutic Product	$***	$***
Filing of the first MAA in the EU for a Therapeutic Product	$***	$***
Filing of the first Marketing Approval Application in *** for a Therapeutic Product	$***	$***
Filing of the first Marketing Approval Application in *** for a Therapeutic Product	$***	$***

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Milestone Event	Milestone Payment
Filing of the first Marketing Approval Application in *** for a Therapeutic Product	$***	$***
First Commercial Sale in the U.S. of a Therapeutic Product	$***

Upon the occurrence of the last to occur of both of the following:

(1) Approval of a Therapeutic Product for payor reimbursement and

(2) First Commercial Sale of a Therapeutic Product,

in each case in a Major Market country in the EU

$***

Upon the occurrence of the last to occur of both of the following:

(1) Approval of a Therapeutic Product for payor reimbursement and

(2) First Commercial Sale of a Therapeutic Product,

in each case in ***

$***

Upon the occurrence of the last to occur of both of the following:

(1) Approval of a Therapeutic Product for payor reimbursement and

(2) First Commercial Sale of a Therapeutic Product,

in each case in ***

$***

Upon the occurrence of the last to occur of both of the following:

(1) Approval of a Therapeutic Product for payor reimbursement and

(2) First Commercial Sale of a Therapeutic Product,

in each case in ***

$***

    (b)        The milestone payments set forth in Section 4.2(a) shall each be due after the first (1st) achievement of such milestone for the first Therapeutic Product to achieve such milestone by or on behalf of FivePrime or any of its sublicensees, and each such milestone payment shall be payable only once, regardless of how many patents, Products or indications for which such milestone is achieved. No milestone payment shall be due for any Diagnostic Product.

    (c)        If any of the milestone events of Section 4.2(a) numbered 2 through 6 in the table below shall occur prior to FivePrime’s payment to Galaxy of a milestone payment for any earlier enumerated milestone event in the table below, then FivePrime shall, concurrently with the payment of such later milestone payment, make payment to Galaxy for such earlier enumerated milestone event.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Milestone Event
1. GLP Tox Milestone
2. Commencement of the first Phase 1 Clinical Trial for the first Therapeutic Product by FivePrime, its sublicensees or Contractors
3. ***days after Phase 1 Completion, provided that FivePrime has not delivered to Galaxy notice of FivePrime’s termination of this Agreement pursuant to Section 7.2(a)
4. Commencement of the first Phase 2 Clinical Trial for a Therapeutic Product (in the First Tumor Indication or Second Tumor Indication, as applicable)
5. Commencement of the first Phase 3 Clinical Trial for a Therapeutic Product (in the First Tumor Indication or Second Tumor Indication, as applicable)
6. Filing of the first Marketing Approval Application in the U.S. for a Therapeutic Product (in the First Tumor Indication or Second Tumor Indication, as applicable)

    (d)        Subject to Section 4.2(b), in the event a clinical trial is designated in a Regulatory Filing as a Phase 1/2 clinical trial, the milestone payment then applicable to the Commencement of a Phase 1 Clinical Trial shall become payable upon Commencement of such Phase 1/2 clinical trial and the milestone payment then applicable to the Commencement of the first Phase 2 Clinical Trial shall become payable upon the (i) *** human subject in the Phase 2 portion of such Phase 1/2 clinical trial; or (ii) in the case of a blinded, placebo-controlled clinical trial, *** human subject in the Phase 2 portion of such Phase 1/2 trial. Subject to Section 4.2(b), in the event a clinical trial is designated in a Regulatory Filing as a Phase 2/3 clinical trial, the milestone payment then applicable to the Commencement of the first Phase 2 Clinical Trial shall become payable upon Commencement of such Phase 2/3 clinical trial and the milestone payment then applicable to the Commencement of the first Phase 3 Clinical Trial shall become payable upon the (x) *** human subject in the Phase 3 portion of such Phase 2/3 clinical trial; or (y) in the case of a blinded, placebo-controlled clinical trial, the *** human subject in the Phase 3 portion of such Phase 2/3 trial; provided that: (1) if the clinical protocol for such trial does not clearly define separate Phase 2 and Phase 3 phases of such trial, then the Parties shall discuss such issue in good faith and determine a reasonable date on which such trial becomes a pivotal trial for purposes of triggering FivePrime’s milestone payment obligation with respect to commencing a Phase 3 Clinical Trial; and (2) in no event shall the milestone payment for commencement of a Phase 3 Clinical Trial occur later than the last dosing of the last patient required by the protocol for such Phase 2/3 clinical trial.

    (e)        FivePrime shall notify Galaxy in writing promptly upon achievement of each milestone event set forth in this Section 4.2 and make the milestone payment corresponding to such milestone event as set forth in this Section 4.2 within *** days after achieving such milestone event.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

    (f)        For those milestone events dependent on the First Commercial Sale of a Therapeutic Product in a Major Market, if there is no Valid Claim of a Galaxy Patent ***, a Compound that is an Active Ingredient in such Therapeutic Product in the respective Major Market when such milestone is achieved, then the amount of the respective milestone payment shall be reduced by *** percent (***%) before giving effect to any other reduction pursuant to this Agreement.

4.3        Royalty Payments.

    (a)        Royalty Rates for Therapeutic Products.

        (i)        Royalty Rates in Patent Countries. Subject to the rest of this Section 4.3, FivePrime shall make royalty payments (subject to any reduction(s) pursuant to the terms of this Agreement) to Galaxy on a Calendar Quarter basis with respect to Net Sales during such Calendar Quarter of each Therapeutic Product in countries that are Patent Countries for such Therapeutic Product at the time of such Net Sale as follows:

Quarterly aggregate Net Sales of Therapeutic Product in countries that are Patent Countries for such Therapeutic Product	Royalty Rate (% of Net Sales)
Portion of aggregate Net Sales during such Calendar Quarter that is less than $***	***%
Portion of aggregate Net Sales during such Calendar Quarter that equals or is greater than $*** but is less than $***	***%
Portion of aggregate Net Sales during such Calendar Quarter that equals or is greater than $***	***%

        (ii)        Royalty Rates in Know-How Countries. Subject to Section 4.3(d), FivePrime shall make royalty payments (subject to any reduction(s) pursuant to the terms of this Agreement) to Galaxy on a Calendar Quarter basis with respect to Net Sales during such Calendar Quarter of each Therapeutic Product in countries that are Know-How Countries for such Therapeutic Product at the time of such Net Sale equal to *** percent (***%) of such Net Sales; provided that to the extent any of the bulk Compound that is an Active Ingredient in such Therapeutic Product was manufactured in a country in which such manufacture would infringe a Valid Claim of a Galaxy Patent in such country of manufacture but for the licenses granted hereunder, then the royalty rate on Net Sales of such Therapeutic Product during such Calendar Quarter shall be *** percent (***%) in the Know-How Country where the commercial sale takes place.

    (b)        Royalty Reduction for Competing Product. For a particular Therapeutic Product in a particular country, during any Calendar Quarter during the Royalty Term, if one (1) or more Competing Product(s) with respect to such Therapeutic Product is being

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

sold in such country during such Calendar Quarter, then: (i) the royalties payable by FivePrime to Galaxy pursuant to Section 4.3(a)(i) for a given Calendar Quarter shall be reduced by an amount equal to *** percent (***%) of the Net Sales of such Therapeutic Product in each such country during such Calendar Quarter; and (ii) the royalties payable by FivePrime to Galaxy pursuant to Section 4.3(a)(ii) for a given Calendar Quarter shall be reduced by an amount equal to *** percent (***%) of the Net Sales of such Therapeutic Product in each such country during such Calendar Quarter.

    (c)        Third Party Payment Obligations. Subject to this Section 4.3(c), FivePrime shall have the right to deduct *** percent (***%) of the amount of any upfront, milestone and royalty payments owed by FivePrime (or its sublicensees) to Third Parties for licenses to Third Party Patents that, but for such license, would be infringed by the making, using, selling, offering for sale or importation of a Therapeutic Product in the country in which such activity occurs (“Third Party In-Licenses”). Such deductions shall be made, on a Product-by-Product and country-by-country basis, from royalties otherwise payable for Net Sales of such Product in such country during a Calendar Quarter according to this Section 4.3, provided that (i) any such reduction in a Calendar Quarter shall not exceed *** percent (***%) of the Net Sales of any Therapeutic Product in such country during such Calendar Quarter, and (ii) the royalty reduction provided under this Section 4.3(c) shall not apply to payments under Third Party In-Licenses required as a result of FivePrime’s Incorporation of Third Party Technology into the Product.

    (d)        Royalty Payments for Diagnostic Products. Subject to Section 4.3(e) and Section 4.3(f), FivePrime shall make royalty payments (subject to any reduction(s) pursuant to the terms of this Agreement) to Galaxy on a Calendar Quarter basis with respect to Net Sales during such Calendar Quarter of each Diagnostic Product in the Territory at the following rates: (i) for Net Sales in countries that are Patent Countries for such Diagnostic Product, *** percent (***%); and (ii) for Net Sales in countries that are Know-How Countries for such Diagnostic Product, *** percent (***%); provided that to the extent any of the bulk Compound in such Diagnostic Product was manufactured in a country in which such manufacture would infringe a Valid Claim of a Galaxy Patent in such country of manufacture but for the licenses granted hereunder, then the royalty rate on Net Sales of such Diagnostic Product during such Calendar Quarter shall be *** percent (***%) in the Know-How Country where the commercial sale takes place.

    (e)        Royalty Term. On a Product-by-Product basis and country-by-country basis, FivePrime’s royalty payment obligations under this Section 4.3 shall commence upon the First Commercial Sale of such Product in such country and expire upon the later of: (i) the date on which there is no longer a Valid Claim within the Galaxy Patents in such country that *** (as conducted by FivePrime or its sublicensee) such Product; or (ii) the tenth (10th) anniversary of the First Commercial Sale of such Product in such country (“Royalty Term”).

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

    (f)        One Royalty. Each sale of a Product shall be subject to only one royalty.

4.4        Reductions for Intellectual Property Disputes. FivePrime shall have the right to deduct from any milestone or royalty payments that become due to Galaxy under this Agreement the following portions of any out-of-pocket costs or expenses (including reasonable attorneys’ fees and expenses, any liabilities, damages or amounts paid in connection with or pursuant to a settlement of any of the following enumerated proceedings) incurred by FivePrime (or its sublicensees): (i) with respect to initiating, prosecuting, engaging in, defending against or settling any patent infringement litigation or other similar proceeding initiated by FivePrime or a Third Party that is related to any Galaxy Patent or Joint Patent (including any declaratory relief action seeking to establish that any Galaxy Patent or Joint Patent is not infringed, is invalid or is unenforceable), *** percent (***%) of such amounts; and (ii) with respect to initiating, prosecuting, engaging in, defending against or settling any patent infringement litigation related to a Third Party Patent that is or may be infringed by the use, Development, Manufacture or Commercialization of any Compound or Product (including any declaratory relief action initiated by FivePrime seeking to establish that any Third Party Patent is not infringed by the use, Development, Manufacture or Commercialization of any Compound or Product, is invalid or is unenforceable), and all other proceedings related to any Galaxy Patent or Joint Patent not covered by clause (i) above, including prosecuting, defending against or settling any patent interference, opposition, ex parte re-examination, post-grant review, inter partes review, or other similar proceeding initiated by FivePrime or any Third Party and related to any Galaxy Patent or any Joint Patent, *** percent (***%) of such amounts; provided in each case under clause (i) and clause (ii) to a floor of *** percent (***%) of what the milestone or royalty payment to Galaxy would have been absent such deduction; and provided further, that with respect to clause (i) and clause (ii), FivePrime shall not make any deduction with respect to patent interference, opposition, ex parte re-examination, post-grant review, inter partes review, patent litigation or other similar proceeding involving Third Party Patents that would be infringed or are infringed as a result of FivePrime’s Incorporation of Third Party Technology into a Product or Compound after the Effective Date.

4.5        Reports; Payment of Royalty; Annual Reconciliation. During the Term, following the First Commercial Sale of a Product and on a Calendar Quarter basis, FivePrime shall furnish to Galaxy a Royalty Report. Reports shall be due within *** days following the close of each Calendar Quarter. Royalties shown to have accrued by each Royalty Report shall be due and payable to Galaxy on the date such royalty report is due. FivePrime shall keep, and shall require each of its sublicensees (through multiple tiers) to keep, for a period equal to at least *** years after the period to which such records pertain, complete and accurate records in accordance with generally accepted accounting principles consistently applied and in sufficient detail to enable the royalties payable hereunder to be determined.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

4.6        Payment. All payments due Galaxy shall be paid in Dollars and shall be transmitted to Galaxy by bank wire transfer of immediately available funds without deduction for any fees or costs in connection with wire transfer or any currency exchange. The remittance shall be made to the following bank account of Galaxy:

    Comerica Bank

    250 Lytton Ave, Palo Alto, CA 94301

    ABA #***

    For Credit to Account of: Galaxy Biotech, LLC

    Account #***

Galaxy may change the designated bank account by written notice to FivePrime signed by a duly authorized representative of Galaxy.

4.7        Currency; Exchange Rate. All payments to be made by FivePrime to Galaxy under this Agreement shall be made in Dollars. In the case of royalties on sales outside the United States, the rate of exchange to be used in computing the amount of currency equivalent in Dollars due Galaxy shall be as follows: (i) for sales made directly by FivePrime, at the exchange rate on the last Business Day of the Calendar Quarter to which such royalty payment relates as published in the Wall Street Journal or successor print or electronic journal, and (ii) for sales made by a FivePrime sublicensee, at the exchange rate provided in the sublicense agreement between FivePrime and its sublicensee for calculation of royalties due to FivePrime from the sublicensee.

4.8        Late Payments. If Galaxy does not receive payment of any sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the sum due to Galaxy from the due date until the date of payment at a per-annum rate of the U.S. prime rate (as published by the Wall Street Journal on the date payment is due) plus *** percent (***%), or the maximum rate allowable by applicable Law, whichever is less.

4.9        Taxes.

    (a)        Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.

    (b)        Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by FivePrime to Galaxy under this Agreement. To the extent FivePrime is required by applicable Law to deduct and withhold taxes owed by Galaxy on any payment to Galaxy under this Agreement, FivePrime shall pay the amounts of such taxes to the proper Governmental Authority on Galaxy’s behalf in a timely manner, and the sum payable to Galaxy shall be decreased by the same amount. Galaxy shall provide FivePrime any tax forms that may be reasonably necessary in order for FivePrime to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Galaxy shall use reasonable efforts to provide any such tax forms to FivePrime in advance of the due date. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Law, of withholding taxes or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of Galaxy as the Party bearing such withholding tax under this Section 4.9(b).

4.10      Records and Audit Rights.

    (a)        FivePrime shall keep, and require each of its sublicensees to keep, complete, true and accurate books and records in relation to this Agreement, including in connection with the determination of Net Sales. Upon the written request of Galaxy and not more than once in each Calendar Year (other than for cause), FivePrime shall permit an independent certified public accounting firm selected by Galaxy, and reasonably acceptable to FivePrime, to have access during normal business hours to such of the records of FivePrime as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any Calendar Year ending not more than *** years prior to the date of such request. Galaxy shall treat all financial information subject to review under this Section 4.10 or under any sublicense agreement in accordance with the confidentiality and non-use provisions of this Agreement.

    (b)        FivePrime may require an accounting firm conducting an audit hereunder to sign a non-disclosure agreement to protect the confidentiality of FivePrime’s Confidential Information before providing such accounting firm access to FivePrime’s facilities, books or records. Upon completion of any audit hereunder, the accounting firm shall provide both FivePrime and Galaxy a written report disclosing whether the royalty reports submitted by FivePrime are correct or incorrect, whether the amounts paid are correct or incorrect, and in each case, the specific details concerning any discrepancies.

    (c)        Galaxy shall bear its internal expenses and the out-of-pocket costs for engaging such accounting firm in connection with performing such audits; provided, however, that if any such audit uncovers an underpayment of milestone payments or royalties by FivePrime that exceeds *** percent (***%) of the total owed for such payment or payment period, as applicable, then FivePrime shall reimburse Galaxy for the expenses and costs of such accounting firm in performing such audit.

    (d)        If such accounting firm concludes that FivePrime has in aggregate underpaid amounts owed to Galaxy during the audited period, FivePrime shall pay Galaxy the amount of the discrepancy within *** days of the date Galaxy delivers to FivePrime such accounting firm’s written report. If such accounting firm concludes that FivePrime has in aggregate overpaid amounts owed to Galaxy during the audited period, FivePrime shall (i) credit such overpaid amount against any future payment obligation to Galaxy, or (ii) if FivePrime will have no future payment obligations under this Agreement, then FivePrime may require Galaxy to refund such overpaid amount and Galaxy shall promptly pay such refund to FivePrime.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Article 5

Intellectual Property Matters

5.1        Ownership of Inventions. Inventorship for patentable Inventions conceived or reduced to practice during the course of the performance of activities pursuant to this Agreement shall be determined on a worldwide basis in accordance with United States patent laws and, except as otherwise expressly set forth herein, ownership of any such Inventions shall be determined by inventorship. For clarity: (a) Inventions (patentable or not) invented solely by or on behalf of a Party shall be owned solely by such Party; and (b) Inventions (patentable or not) invented jointly by or on behalf of the Parties shall be owned jointly by Galaxy and FivePrime, with each Party owning an undivided half interest, without a duty of accounting or an obligation to seek consent from the other Party for the exploitation or license or sublicense (with the right to further sublicense) thereof (except as required by applicable Law and subject to the exclusive licenses granted hereunder). Know-How generated by the Parties jointly under this Agreement, including Know-How that is included in such jointly-owned Inventions, shall be referred to as “Joint Know-How”, and Patents claiming such jointly-owned Inventions shall be referred to as “Joint Patents”.

5.2        Patent Prosecution.

    (a)        As between the Parties, FivePrime, acting through outside patent counsel of its choice, shall have the first right, but not the obligation, to prepare, file, prosecute and maintain the Galaxy Patents and the Joint Patents in the Territory. The Parties acknowledge that as of the Effective Date, *** serves as patent counsel for the prosecution of the Galaxy Patents in the United States (“U.S. Patent Counsel”) and that ***. If FivePrime changes U.S. Patent Counsel, FivePrime shall promptly notify Galaxy of the identity of the new U.S. Patent Counsel. FivePrime shall bear the cost and expense incurred in connection with the preparation, filing, prosecution and maintenance of the Galaxy Patents and the Joint Patents in the Territory. FivePrime shall carry out any preparation, filing, prosecution and maintenance of Galaxy Patents and Joint Patents with commercially reasonable diligence using the efforts and resources to accomplish such tasks as a similarly situated biotechnology company would normally use to accomplish similar tasks under similar circumstances for an internally developed pharmaceutical product. Galaxy shall cooperate with FivePrime in the preparation, filing, prosecution and maintenance of such Galaxy Patents and Joint Patents, including by providing FivePrime with data and other information as appropriate and executing all necessary affidavits, assignments and other paperwork. Within *** days after the Effective Date, Galaxy shall provide to FivePrime any copies of patent filings and correspondence between Galaxy and patent authorities regarding the Galaxy Patents existing as of the Effective Date that are not otherwise available from U.S. Patent Counsel. FivePrime shall direct U.S. Patent Counsel to provide Galaxy: (x) ***; and (y) copies of any material correspondence from and to any patent office relating to the Galaxy Patents and Joint Patents in a timely manner, including final drafts of all proposed filings and

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

material correspondence from or on behalf of FivePrime. For clarity, FivePrime shall not be in breach of clause (x) or clause (y) of the previous sentence if U.S. Patent Counsel or any other patent counsel for prosecution of the Galaxy Patents outside of the U.S. fails to provide such reports, copies or drafts to Galaxy despite FivePrime’s direction to do so. FivePrime will take into consideration Galaxy’s reasonable comments relating to Galaxy Patents and Joint Patents prior to submitting proposed filings and material correspondences to the extent such comments are timely provided and it is practicable to do so. In case of disagreement between the Parties with respect to the preparation, filing or prosecution, including the strategy, content or process of such prosecution, or maintenance of such Galaxy Patents and Joint Patents, the final decision shall be made by FivePrime. For the purpose of this Article 5, “prosecution” shall include any patent interference, opposition, pre-issuance Third Party submission, ex parte re-examination, post-grant review, inter partes review or other similar proceeding, appeals or petitions to any Board of Appeals in a patent office, appeals to any court for any patent office decisions, reissue proceedings, and applications for patent term extensions and the like.

    (b)        FivePrime shall notify Galaxy of any decision not to file for, prosecute or maintain, or not to continue to pay the expenses of prosecution or maintenance of, any Galaxy Patents (including divisional and continuation Patents) and Joint Patents. FivePrime shall provide such notice at least *** days prior to any filing or payment due date, or any other due date that requires action, in connection with such Galaxy Patent or Joint Patent. In such event, Galaxy shall have the right, but not the obligation, to file for, or continue prosecution or maintenance of, such Galaxy Patent or Joint Patent, at its expense.

    (c)        If FivePrime exercises its right under Section 5.2(b) not to prosecute or maintain any Galaxy Patent that had been filed prior to the Effective Date, and Galaxy subsequently prosecutes or maintains such Galaxy Patent, then FivePrime shall reimburse Galaxy for *** percent (***%) of its reasonable out-of-pocket costs to prosecute and maintain such Galaxy Patent, within *** days of receipt of Galaxy’s documented invoice; provided, however, this Section 5.2(c) shall not apply to the extent that FivePrime prosecutes a successor Galaxy Patent, for example a continuation or divisional patent application of such Galaxy Patent, in lieu of an originally filed Galaxy Patent.

    (d)        Promptly after the Effective Date, the Parties shall negotiate in good faith a common interest agreement pursuant to which the Parties would, among other things, (i) acknowledge that they have similar and shared legal interests and a commonality of interest with respect to the prosecution of the Galaxy Patents and the Joint Patents; (ii) agree that it is to the mutual benefit of the Parties to protect communications, discussions or exchanges of information or advice between them (including through their attorneys) relating to the prosecution of the Galaxy Patents and the Joint Patents, whether pursuant to this Article 5 or otherwise, including information, advice and documents that may be subject to the attorney-client privilege, or attorney work-product doctrine or any other applicable privilege, protection or immunity; and (iii) agree that all privileged communications, discussions or exchanges of

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

information between them or their attorneys related to the prosecution of the Galaxy Patents and the Joint Patents were, are and shall remain privileged communications. As between the Parties, FivePrime shall have the sole right, but not the obligation, to waive any attorney-client privilege or similar protection or immunity with respect to any privileged or similarly protected communication, discussion or exchange of information pertaining to the prosecution or enforcement of any Galaxy Patent or any Joint Patent, provided that, in doing so, FivePrime shall not have the right to, without Galaxy’s prior written consent, waive any such privilege protection or immunity with respect to any information exchanged solely between Galaxy and its attorneys.

5.3        Patent Enforcement and Defense.

    (a)        Each Party shall give the other Party notice of any known or suspected infringement by a Third Party (an “Alleged Infringer”) in a particular country of any Galaxy Patent or Joint Patent (“Patent Infringement”) within *** Business Days after such Patent Infringement comes to such Party’s attention.

    (b)        FivePrime (or its sublicensee, if the Patent Infringement occurred in a sublicensed territory) shall have the first right, but not the obligation, to contact any Alleged Infringer regarding any Patent Infringement, including through correspondence with such Alleged Infringer, and bring and control any legal action, including by declaratory judgment action, patent litigation or similar proceeding, in connection with any Patent Infringement in the Territory at its own expense and discretion as it reasonably determines appropriate. FivePrime shall keep Galaxy reasonably informed and at its sole reasonable discretion reasonably consult with Galaxy in the course of such legal action. Galaxy shall have the right to be represented in any such action by counsel of its choice at its own expense.

    (c)        At the request of FivePrime or its sublicensee, Galaxy shall reasonably cooperate and provide any information or assistance in connection with any legal action under this Section 5.3, including executing reasonably appropriate documents, cooperating in discovery and, if required by applicable Law, joining as a party to the action at FivePrime’s or its sublicensee’s cost.

    (d)        In connection with any such action or proceeding, FivePrime or its sublicensee shall not enter into any settlement admitting the invalidity of, or otherwise impairing Galaxy’s rights in, the Galaxy Patents or Joint Patents without the prior written consent of Galaxy, at its sole discretion.

    (e)        Any recoveries resulting from such an action initiated by FivePrime relating to a claim of Patent Infringement, including pursuant to a settlement, shall be applied as follows: (i) first to reimburse each Party, on a pro rata basis, for such Party’s out-of-pocket costs and expenses in connection with such Patent Infringement proceeding; (ii) any non-compensatory damages, including exemplary damages for willful infringement, will be shared by the Parties in the ratio of *** (FivePrime:Galaxy), provided that FivePrime does not deduct from

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

its milestone and royalty payments more than *** percent (***%) of costs in connection with such action pursuant to Section 4.4; and (iii) any compensatory damages in excess of the costs and expenses of the Parties allocated by clause (i) shall be retained by FivePrime, provided that FivePrime shall pay Galaxy an amount equal to the royalty payments that would be due under Section 4.3(a) on Net Sales of Product if FivePrime had sold Product in the same quantities and at the same time as the infringing product was sold, and including all applicable deductions to calculate Net Sales using FivePrime’s actual deductions for such Calendar Quarter in the country where the infringing sales occurred or, if FivePrime made no such sales, then on a reasonable estimate of customary expenses for such sales. For clarity and by way of illustration only, if FivePrime is awarded reasonably royalty damages of $*** based on the infringer receiving $*** of gross revenue from infringing sales during a Calendar Quarter, then FivePrime will owe Galaxy a royalty under Section 4.3(a) calculated using $*** of gross amounts invoiced less applicable deductions to determine the resulting Net Sales amount for such Calendar Quarter. If there is a settlement or other award or recovery that does not specify such gross amounts derived from infringing sales, the Parties shall agree on a reasonable estimate of the gross amount of revenue received by the accused infringer as a result of the infringing conduct. Within *** days after FivePrime’s receipt of such amounts, FivePrime shall (1) make such payment to Galaxy, and (2) provide Galaxy a Royalty Report with respect to such payment.

    (f)        If FivePrime does not commence an action for Patent Infringement against an Alleged Infringer in the country in which infringement is alleged to occur within *** after a notice from either Party under Section 5.3(a), or such other longer period the Parties may mutually agree upon, then FivePrime shall promptly notify Galaxy of its decision not to commence such Patent Infringement action. Thereafter, if Galaxy has a good faith belief that such Alleged Infringer is infringing a Galaxy Patent and Galaxy has obtained a written opinion from a reputable and experienced patent litigation counsel for Galaxy, which counsel is reasonably acceptable to FivePrime, that there is a basis for initiating a Patent Infringement action with respect to a Galaxy Patent that would comply with all requirements under Rule 11 of the U.S. Federal Rules of Civil Procedure if filed in the U.S. (regardless of where such Patent Infringement action would be initiated) against such Alleged Infringer in the relevant country, Galaxy may request in writing that FivePrime provide its written consent to Galaxy’s pursuit of a Patent Infringement action against such Alleged Infringer in such country. At FivePrime’s request, Galaxy shall meet with FivePrime in person to discuss the basis on which Galaxy has a good faith belief that such Alleged Infringer is infringing a Galaxy Patent, such meeting to occur at a mutually convenient time at a place of business of FivePrime or Galaxy or another mutually agreeable location. If (i) FivePrime does not provide written consent to Galaxy’s pursuit of such Patent Infringement action within *** days of Galaxy’s written request; (ii) FivePrime does not initiate a Patent Infringement action against the Alleged Infringer within such *** day period or, if later, within *** days after the in-person meeting referred to in the preceding sentence; and (iii) the Alleged Infringer’s alleged infringing act(s) are comprised of the making, using, offering to sell, selling or importing of any product containing an FGFR2 Antibody as an Active Ingredient (alone or as part of a “combination product” (as such term is defined in 21 CFR

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

§3.2(e)) for sale by a Third Party in the relevant country after receipt of required approvals for the sale of such product by the applicable Government Authority (e.g., the FDA, the EMEA or similar regulatory authority) in such country in a Tumor Indication for which Regulatory Approval has been obtained for a Therapeutic Product in the same country (an “Allegedly Infringing Product”), then such Allegedly Infringing Product shall be deemed not to be a Competing Product in the country where Galaxy would have pursued such Patent Infringement action and FivePrime shall not thereafter be entitled to any reduction of royalties under Section 4.3(b) with respect to Net Sales of Therapeutic Products in such country. If FivePrime provides written consent to Galaxy’s pursuit of a Patent Infringement action against an Alleged Infringer and Galaxy pursues such Patent Infringement action, then (i) FivePrime or its sublicensee shall have the right to be represented in such Patent Infringement action by counsel of its choice at its own expense; (ii) Galaxy shall keep FivePrime or its sublicensee reasonably informed, and shall reasonably consult with FivePrime or its sublicensee in the course of such Patent Infringement action; (iii) At the request of Galaxy, FivePrime shall reasonably cooperate and provide any information or assistance in connection with any legal action under this Section 5.3(f), including executing reasonably appropriate documents, cooperating in discovery and, if required by applicable Law, joining as a party to the action at Galaxy’s cost; (iv) Galaxy shall not enter into any settlement admitting the invalidity of, or otherwise impairing FivePrime’s or its sublicensee’s rights in any Galaxy Patent without the prior written consent of FivePrime or its sublicensee. Any Patent Infringement action that Galaxy pursues against an Alleged Infringer pursuant to this Section 5.3(f) shall be at Galaxy’s own cost and Galaxy shall be entitled to all damages Galaxy recovers in such Patent Infringement action.

5.4        Third Party Patent Proceedings.

    (a)        FivePrime shall have the sole and exclusive right, but not the obligation, to bring and control any legal action to challenge any Patents controlled by a Third Party, including by declaratory judgment action, patent interference, opposition, pre-issuance submission, ex parte re-examination, post-grant review, inter partes review, patent litigation or similar proceeding, that are necessary or reasonably useful to make, use, offer to sell, sell, import, export, Develop, Manufacture or Commercialize any Compound or Product.

    (b)        At the request of FivePrime, Galaxy shall reasonably cooperate and provide any information or assistance in connection with any legal action under this Section 5.4, including executing reasonably appropriate documents, cooperating in discovery and, if required by applicable Law, joining as a party to the action at FivePrime’s cost and expense. FivePrime shall keep Galaxy reasonably informed of the status of such action.

5.5        Patent Extensions.

    (a)        The Parties shall cooperate in obtaining any available patent term restoration (under but not limited to Drug Price Competition and Patent Term Restoration Act), supplemental protection certificates or their equivalents, and patent term extensions with respect to the Galaxy Patents in any country or region where applicable.

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    (b)        On a Product-by-Product and country-by-country basis, FivePrime shall determine which Patent Controlled by FivePrime it will apply to extend the patent term with respect to such Product in such country in the Territory, and FivePrime shall file for such patent term extension at FivePrime’s cost and expense. At FivePrime’s reasonable request, Galaxy shall provide all reasonable assistance to FivePrime in connection with such filing.

Article 6

Confidentiality; Publication

6.1        Duty of Confidence. Subject to the other provisions of this Article 6:

    (a)        all Confidential Information disclosed by or on behalf of a Party (“Disclosing Party”) under this Agreement, or in the course of contemplating a transaction under this Agreement prior to the execution of this Agreement, shall be maintained in confidence and otherwise safeguarded by the recipient Party (“Receiving Party”), in the same manner and with the same protection as such Receiving Party maintains its own confidential information, but at least with reasonable protection;

    (b)        the Receiving Party may only use any such Confidential Information for the purposes of performing its obligations or exercising its rights under this Agreement; and

    (c)        the Receiving Party may disclose Confidential Information of the other Party to: (i) its Affiliates, licensees and sublicensees; and (ii) employees, directors, LLC members, agents, contractors, consultants and advisers of the Party and its Affiliates, licensees and sublicensees, in each case to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such Persons are bound to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.

6.2        Exceptions. The foregoing obligations as to particular Confidential Information of a Disclosing Party shall not apply to the extent that the Receiving Party can demonstrate that such Confidential Information:

    (a)        was known by the Receiving Party at the time of its receipt, and not through a prior disclosure by the Disclosing Party, as documented by the Receiving Party’s written records;

    (b)        was in the public domain before its receipt from the Disclosing Party, or thereafter enters the public domain through no fault of the Receiving Party;

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    (c)        is subsequently disclosed to the Receiving Party by a Third Party who is not under a direct or indirect obligation of confidentiality to the Disclosing Party; or

    (d)        is developed by the Receiving Party independently and without use of or reference to any Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s written records.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

6.3        Authorized Disclosures. Notwithstanding the obligations set forth in Sections 6.2 and 6.5, a Party may disclose the other Party’s Confidential Information (including this Agreement and the terms herein) to the extent:

    (a)        such disclosure: (i) is reasonably necessary for the filing or prosecuting Patents as contemplated by this Agreement; (ii) is reasonably necessary in connection with Regulatory Filings for Products; (iii) is reasonably necessary for the prosecuting or defending of legal actions, including litigation, as contemplated by this Agreement; or (iv) is made to any Third Party bound by written obligation of confidentiality and non-use similar to those set forth under this Article 6, to the extent otherwise necessary or appropriate in connection with the exercise of its rights or the performance of its obligations hereunder;

    (b)        such disclosure is reasonably necessary: (i) to such Party’s directors, LLC members, attorneys, independent accountants or financial advisors for the sole purpose of enabling such directors, LLC members, attorneys, independent accountants or financial advisors to provide advice to the Receiving Party, provided that in each such case on the condition that such directors, attorneys, independent accountants and financial advisors are bound by confidentiality and non-use obligations substantially consistent with those contained in this Agreement; provided, however, that the term of confidentiality for such directors, attorneys, independent accountants and financial advisors shall be no less than *** years; or (ii) to actual or potential investors, acquirers, licensees and sublicensees, solely for the purpose of evaluating an actual or potential investment, acquisition or license, including a Change of Control; provided that in each such case on the condition that such actual or potential investors, acquirers, licensees and sublicensees are bound by confidentiality and non-use obligations substantially consistent with those contained in this Agreement; provided, however, that the term of confidentiality for such actual or potential investors and acquirers shall be no less than *** years; or

    (c)        such disclosure is required by judicial or administrative process, provided that in such event such Party shall promptly inform the other Party of such required disclosure and provide the other Party, at its cost and expense, an opportunity to challenge or limit the

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disclosure obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Article 6, and the Party disclosing Confidential Information pursuant to law or court order shall take all steps reasonably necessary, including seeking of confidential treatment or a protective order to ensure the continued confidential treatment of such Confidential Information.

6.4        Scientific Publications. Subject to Section 6.3, as between the Parties FivePrime or its sublicensee(s) shall have the sole right to make any public publication or presentation of any data regarding any Compound or Product. However, such publication or presentation shall not include any Confidential Information of Galaxy without the prior written consent of Galaxy. Subject to Section 6.3, Galaxy shall make no public publication or presentation of any data regarding any Compound or Product without the prior written consent of FivePrime.

6.5        Publicity; Use of Names. Subject to Sections 6.1, 6.2 and 6.3, no other disclosure of the existence or the terms of this Agreement may be made by either Party or its Affiliates except as provided in this Section 6.5, and no Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, except as provided in this Section 6.5 or with the prior express written permission of the other Party, except as may be required by applicable Law.

    (a)        A Party may disclose this Agreement and its terms, and material developments or material information generated under this Agreement, in securities filings with the U.S. Securities and Exchange Commission (or equivalent foreign agency) to the extent required by applicable Law after complying with the procedure set forth in this Section 6.5(a). In such event, the Party seeking such disclosure will prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party agrees to promptly (and in any event, no more than *** days after receipt of such confidential treatment request and proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines proscribed by applicable Law. The Party seeking such disclosure shall exercise commercially reasonable efforts to obtain confidential treatment of this Agreement from the U.S. Securities and Exchange Commission (or equivalent foreign agency) as represented by the redacted version reviewed by the other Party.

    (b)        Further, each Party acknowledges that the other Party may be legally or by stock exchange rules required to make public disclosures (including in filings with the Government Authorities or stock exchanges) of the terms of this Agreement or certain material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by law or by stock exchange rules, provided that the Party seeking such disclosure first provides the other Party a copy of the proposed disclosure, and provided further that (except to the extent that the Party seeking disclosure is required to

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disclose such information to comply with applicable Law and rules) if the other Party demonstrates to the reasonable satisfaction of the Party seeking disclosure, within *** days of such Party’s providing the copy, that the public disclosure of previously undisclosed information will materially adversely affect the development or commercialization of a Compound or Product being Developed or Commercialized under this Agreement, the Party seeking disclosure will remove from the disclosure such specific previously undisclosed information as the other Party shall reasonably request to be removed.

    (c)        The Parties agree that any news release or other public announcement relating to the terms and conditions of this Agreement or the performance hereunder that would disclose information other than that already in the public domain, shall first be reviewed and approved by both Parties, which approval either Party may withhold at its sole discretion.

    (d)        The Parties agree that after a disclosure pursuant to Section 6.5(b), or a press release or other public announcement pursuant to Section 6.5(c) has been reviewed and approved by the other Party, the disclosing Party may make subsequent public disclosures reiterating such information without having to obtain the other Party’s prior consent and approval.

Article 7

Term and Termination

7.1        Term. The term of this Agreement will commence upon the Effective Date and continue in full force and effect until the expiration of the royalty obligations of FivePrime under this Agreement in all countries of the Territory, unless earlier terminated as set forth in Section 7.2 (the “Term”).

7.2        Termination.

    (a)        Termination by FivePrime for Convenience. At any time, FivePrime may terminate this Agreement, in its entirety or on a country-by-country basis, by providing written notice of termination to Galaxy as follows: (i) stating that such termination applies to this Agreement in its entirety; or (ii) stating that such termination applies to all Products in one or more specified countries (each, a “Terminated Country”); provided such termination shall be effective at least *** days and not more than *** days from the date of delivery of such notice. Any Product subject to such termination as it exists at the time of such termination shall be deemed a “Terminated Product.” If FivePrime terminates this Agreement in its entirety, all Products will be deemed Terminated Products and all countries will be deemed Terminated Countries. If FivePrime terminates a country, all Products in such Terminated Country shall be deemed Terminated Products with respect to such Terminated Country.

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    (b)        Termination for Material Breach. If either Party believes that the other is in material breach of its obligations hereunder, then the non-breaching Party may deliver notice of such breach to the other Party. The allegedly breaching Party shall have *** days from such notice to dispute such breach or commence a cure of the breach, and shall have *** days from such notice to complete such cure, except when the breach is a non-payment of payments owed, in which case such breach must be disputed or cured within *** days from the date of such breach notice. If the Party receiving notice of breach fails to cure, or fails to dispute, that breach within the periods set forth above, then, subject to the rest of this Section 7.2(b), the Party originally delivering the notice of breach may terminate this Agreement in its entirety, effective on written notice of termination to the other Party. If the allegedly breaching Party in good faith disputes such material breach or disputes the failure to cure or remedy such material breach and provides written notice of that dispute to the other Party within the period set forth above, the matter will be addressed under the dispute resolution provisions in Section 10.6; and the notifying Party may not terminate this Agreement until the date that it has been determined under Section 10.6 that the allegedly breaching Party is in material breach of this Agreement. Upon such date and for a period of *** days thereafter, this Agreement may be terminated by the non-breaching Party by written notice to the breaching Party as follows: (i) if a First Commercial Sale has taken place in the U.S. and such breach pertains only to one or more particular country(ies) other than the U.S., then this Agreement may be terminated only with respect to such country(ies) in which such breach pertains; or (ii) for any other breach, this Agreement may be terminated in its entirety. For clarity, in the event of a material breach by Galaxy established pursuant to this Section 7.2(b), FivePrime shall have the option, at its sole discretion, to: (A) terminate this Agreement, in which event Section 7.6 shall apply; or (B) maintain this Agreement in effect, in which event Sections 3.2, 3.6 and 5.3(f) shall be of no further force or effect.

    (c)        Termination for Bankruptcy. This Agreement may be terminated at any time during the Term by either Party upon the other Party’s filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party.

    (d)        Validity Challenges. If FivePrime or any Affiliate of FivePrime challenges the validity or enforceability of any Galaxy Patent, or aids or assists any Affiliate or Third Party in such challenge other than as required by Law, then Galaxy may terminate this Agreement immediately upon written notice to FivePrime.

7.3        Effect of Termination of this Agreement in its Entirety. If this Agreement is terminated in its entirety according to Section 7.2(a) or Section 7.2(b) or Section 7.2(d), or according to Section 7.2(c) insofar as permitted by applicable Law, then the following consequences shall apply upon such termination:

    (a)        Each Party shall pay all amounts then due and owing to the other Party as of the termination date.

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    (b)        All licenses and other rights granted to FivePrime under the Galaxy Patents, Galaxy Know-How and Galaxy’s interest in the Joint Technology shall terminate and revert to Galaxy. The Parties will cooperate to convert any sublicense made under this Agreement into a direct license between Galaxy and the applicable sublicensees, provided that Galaxy shall not be required to enter into such direct license agreement with such sublicensee if: (i) such sublicensee is in material breach of its obligations to FivePrime under the sublicense; (ii) in the event this Agreement terminates in its entirety and FivePrime has sublicensed all of its Development and Commercialization rights in each of the Major Market countries of the Territory to one or more Third Parties, the future milestone payments and royalty rates of such direct licenses, taken together as a whole, are less beneficial to Galaxy than the future milestone payments and royalty rates of this Agreement; or (iii) in the event this Agreement terminates only with respect to certain countries in the Territory, the royalty rates under such direct licenses are less beneficial to Galaxy than the royalty rates under this Agreement with respect to such countries. Any sublicense not converted into a direct license shall terminate.

    (c)        No later than *** days after the effective date of such termination, each Party shall return or cause to be returned to the other Party all Confidential Information in tangible form received from such other Party and all copies thereof and all materials, substances or compositions delivered or provided by the other Party; provided, however, that (A) Galaxy may retain any such Confidential Information or materials as reasonably necessary for Galaxy’s continued practice under any license under this Agreement that remains effective after such termination (including licenses that become effective pursuant to Section 7.4 or Section 7.5), and (B) each Party may keep one copy of Confidential Information received from the other Party in its confidential files for record purposes.

7.4        Effect of Termination by FivePrime for Convenience or Termination by Galaxy for Breach or Bankruptcy. Upon termination of this Agreement in its entirety or on a country-by-country basis by FivePrime pursuant to Section 7.2(a), or by Galaxy pursuant to Section 7.2(b) or Section 7.2(d), or by Galaxy pursuant to Section 7.2(c) insofar as permitted by applicable Law, then, in addition to any consequences applicable according to Section 7.3 (in case of termination of this Agreement in its entirety), the following consequences shall apply to the termination:

    (a)        Upon any termination by FivePrime under Section 7.2(a) of a country, the Parties will cooperate to convert any sublicense made under this Agreement for such country into a direct license between Galaxy and the applicable sublicensee, provided that Galaxy shall not be required to enter into such direct license agreement with such sublicensee if: (i) such sublicensee is in material breach of its obligations to FivePrime under the sublicense; (ii) in the event this Agreement terminates in its entirety and FivePrime has sublicensed all of its Development and Commercialization rights in each of the Major Market countries of the Territory to one or more Third Parties, the future milestone payments and royalty rates of such direct licenses, taken together as a whole, are less beneficial to Galaxy than the future milestone payments and royalty

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rates of this Agreement; or (iii) in the event this Agreement terminates only with respect to certain countries in the Territory, the royalty rates under such direct licenses are less beneficial to Galaxy than the royalty rates under this Agreement with respect to such countries. Any sublicense not converted into a direct license shall terminate.

    (b)        FivePrime shall maintain all Know-How relevant to each Terminated Product, continue to supervise each in-progress clinical trial of each Terminated Product, and if feasible to continue to sell, subject to its royalty payment obligations pursuant to Section 4.3, any Terminated Product in any country where it is already being sold, until these responsibilities can reasonably be transferred to Galaxy.

    (c)        As soon as practicable but in any event no more than *** days after such termination, FivePrime shall, and hereby does, assign to Galaxy all Regulatory Filings and Regulatory Approvals for all Terminated Products (any FivePrime Technology contained in such Regulatory Filings and Regulatory Approvals shall be subject to the license grants set forth in Section 7.4(d)), provided that, for clarity, Galaxy shall not exercise any rights under such assignment until such termination date. FivePrime shall promptly notify the appropriate Regulatory Authorities of such transfer and assignment in the customary manner.

    (d)        Subject to Galaxy’s fulfilling its payment obligations to FivePrime as set forth in Section 7.5(c), FivePrime hereby grants Galaxy a license, with the right to grant sublicenses, under FivePrime Technology to develop, make, have made, use, sell, offer for sale, and import all Terminated Products in each Terminated Country, on the terms and conditions to be agreed upon by the Parties, such terms being usual and customary in the pharmaceutical industry, which license shall be royalty bearing for each Terminated Product sold by Galaxy, its Affiliates, licensees or sublicensees in accordance with Section 7.5(c), provided, however, that Galaxy shall not exercise any rights under the foregoing license grant until the effective date of such termination. Within *** days after a request by Galaxy, FivePrime shall provide to Galaxy all Know-How, including copies of documents and samples of materials, that is reasonably useful or necessary to practice the licensed FivePrime Technology.

7.5        Further Effect of Termination of this Agreement in its Entirety by FivePrime for Convenience or by Galaxy for Breach or Bankruptcy. Upon termination of this Agreement in its entirety by FivePrime pursuant to Section 7.2(a), or by Galaxy pursuant to Section 7.2(b) or Section 7.2(d), or by Galaxy pursuant to Section 7.2(c) insofar as permitted by applicable Law, then, in addition to any consequences applicable according to Section 7.3 and Section 7.4, the following consequences shall apply to the termination:

    (a)        The obligations of FivePrime according to Section 7.4(b) shall apply to all Products in all countries; the assignment according to Section 7.4(c) shall apply to all Products in all countries, and the license granted under Section 7.4(d) shall apply to all Products in all Countries.

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    (b)        Upon the effective date of such a termination, FivePrime shall transfer to Galaxy any regulatory, toxicology, manufacturing and QA/QC documents reasonably useful or necessary for Galaxy to continue Development (including clinical trials) and, if applicable, Commercialization of all Terminated Products without unnecessary loss of time or duplication of studies. At Galaxy’s request, FivePrime shall request and allow its Contractors that have conducted studies or operations with any Terminated Product(s) to provide any relevant data or reports to Galaxy and to continue such operations on behalf of Galaxy, at Galaxy’s expense. FivePrime shall also provide additional reasonable transition services requested by Galaxy, such transition services not to exceed *** full-time month equivalents over a period of *** months. The transfers and transition services provided under this Section 7.5(b) will be at Galaxy’s cost and expense, and FivePrime shall determine such costs and expenses to be paid by Galaxy according to FivePrime’s usual method of accounting, consistently applied, for the cost of time spent by employees, which costs and expenses shall be payable by Galaxy within *** days of FivePrime’s invoice; provided that Galaxy shall have the right to audit such costs and expenses under the same terms as apply to FivePrime’s royalty reporting obligations under Section 4.10.

    (c)        Galaxy shall on a Calendar Quarter basis pay FivePrime royalties on Net Sales (as such definition is applied to Galaxy, its Affiliates, licensees and sublicensees, mutatis mutandis) of each Terminated Product (excluding Terminated Products that were, before such termination, Diagnostic Products) at the rates set forth in the table below, in any country(ies) in which Galaxy has the right pursuant to this Article 7 to Develop, Manufacture and Commercialize such Terminated Product. The royalty rates applicable to such royalties are set forth in the following table for each country in which such Terminated Product is Covered by a Valid Claim of a Patent within the FivePrime Technology. For each such country(ies) in which there is no such Valid Claim, the royalty rate shall be reduced as stated after the table. On a Product-by-Product basis and country-by-country basis, Galaxy’s royalty payment obligations under this Section 7.5(c) shall expire upon the later of: (i) the date on which there is no longer a Valid Claim of a Patent within the FivePrime Technology in such country that Covers such Product; or (ii) the *** anniversary of the First Commercial Sale of such Product in such country; after which, the licenses granted to Galaxy by FivePrime under this Agreement shall become fully paid-up, irrevocable and perpetual licenses for such Product in such country.

Stage of Most Advanced Development or Commercialization of any Therapeutic Product at the time of Termination	Royalty Rate for Termination for Convenience if required by Law (including HSR)	Royalty Rate for Termination for Convenience (except required by Law) or Breach
Prior to Galaxy’s receipt of the payment set forth in Section 4.1(b)	***%	***% ***
After Galaxy’s receipt of the payment set forth in Section 4.1(b) but prior to Galaxy’s receipt of the GLP Tox Milestone Payment	***%	***%

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Stage of Most Advanced Development or Commercialization of any Therapeutic Product at the time of Termination	Royalty Rate for Termination for Convenience if required by Law (including HSR)	Royalty Rate for Termination for Convenience (except required by Law) or Breach
After Galaxy’s receipt of the GLP Milestone Payment but prior to Galaxy’s receipt of the Phase 1 Completion Milestone Payment	***%	***%
After Galaxy’s receipt of the Phase 1 Completion Milestone Payment, but prior to Galaxy’s receipt of the milestone payment associated with Commencement of the first Phase 2 Clinical Trial in the First Tumor Indication	***%	***%
After Galaxy’s receipt of the milestone payment associated with Commencement of the first Phase 2 Clinical Trial in the First Tumor Indication but prior to Galaxy’s receipt of the milestone payment associated with Commencement of the first Phase 3 Clinical Trial in the First Tumor Indication	***%	***%
After Galaxy’s receipt of the milestone payment associated with Commencement of the first Phase 3 Clinical Trial in the First Tumor Indication but prior to filing of the first Marketing Approval Application for a Product in the U.S.	***%	***%
After filing of the first Marketing Approval Application for a Product in the U.S. but prior to the first Regulatory Approval in the U.S. for such Product	***%	***%
After the first Regulatory Approval in the U.S. for such Product	***%	***%

If the Terminated Product is not Covered by a Valid Claim of a Patent within the FivePrime Technology, then Galaxy shall be entitled to reduce the royalties payable by Galaxy to FivePrime pursuant to this Section 7.5(c) for a given Calendar Quarter by an amount equal to: (i) *** percent (***%) of the Net Sales of such Terminated Product during such Calendar Quarter in the case of a termination required by Law (including pursuant to the Hart-Scott-Rodino Act); (ii) *** percent (***%) of the royalties that would otherwise be due, in the case of a termination for breach by FivePrime; (iii) *** percent (***%) of the royalties that would otherwise be due in the case of a termination for convenience by FivePrime (other than as required by Law); provided that in the case of (i), the resulting royalty payment shall be no less than *** percent (***%) of the Net Sales of such Terminated Product during such Calendar Quarter.

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    (d)        The amounts payable to FivePrime pursuant to Section 7.5(c) shall be in addition to any payments, including license fees, milestone payments or royalties, Galaxy (or any of its Affiliates or sublicensees) may be obligated to make to any Third Party with respect to Galaxy’s Development, Manufacture or Commercialization of a Terminated Product, including pursuant to (A) any agreement assigned to and assumed by Galaxy pursuant to Section 7.5(f), including any Third Party In-License; or (B) any agreement Galaxy (or any of its Affiliates or sublicensees) enters into with a Third Party under which Galaxy (or any of its Affiliates or sublicensees) obtains rights under any intellectual property (including any Patent or Know-How) owned or controlled by a Third Party, which is necessary, used in or reasonably useful to make, use, offer to sell, sell, import, export, Develop, Manufacture or Commercialize any Terminated Product.

    (e)        As soon as reasonably practicable after Galaxy’s request, FivePrime shall transfer and deliver to Galaxy or its designee (A) any master and working cell banks used for producing a Terminated Product or if there are no such cell banks, then any frozen vials of cells or cells in culture produced in the course of developing an expression cell line for a Compound; (B) any bulk or vialed Terminated Product requested by Galaxy; (C) the right to use the items described in subsections (A) and (B) above, in each case to the extent then Controlled by FivePrime. No payment will be due to FivePrime for the transfer of such cells or cell banks; provided that, after the effective date of such termination, Galaxy shall be responsible for any payment obligations to Third Parties in connection with the use of such cells or cell banks by or on behalf of Galaxy after the date of such termination, including ***. Nothing herein shall be construed as requiring FivePrime to grant to Galaxy a license or sublicense under any Patents or Know-How in-licensed by FivePrime from a Third Party with respect to the formulation or composition of a Compound or Product or the method of making or using thereof, unless (1) FivePrime has the legal authority or right to do so; and (2) Galaxy agrees in writing to be solely responsible for all obligations, including any payment obligations to such Third Party in connection with the practice of such Patents and Know-How and the making, using, selling, offering for sale or importing of the materials claimed by such Patents or incorporating such Know-How. In the case of bulk or vialed Terminated Product, Galaxy will pay FivePrime its actual documented costs for manufacturing or having manufactured such transferred Terminated Product (including any royalty obligations in connection therewith), which costs shall be reduced by *** percent (***%) unless such termination was required by Law (including pursuant to the Hart-Scott-Rodino Act) or occurred after such Terminated Product had been approved for sale in any Major Market country, in which case no such reduction will apply; provided that: (i) such payments will only become due when, and in proportion as, such Terminated Product is used (or sold) by or on behalf of Galaxy or any licensee of Galaxy; (ii) Galaxy shall provide a report to FivePrime within *** days of the end of each Calendar Quarter on the amount of Terminated Product used in that Quarter together with the payment due as a result of such use. No payment

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shall be due for Terminated Product transferred but not used. Galaxy will be responsible for shipping and insurance costs associated with any transfer made according to this Section 7.5(e). The transferred materials will be provided on an “AS IS” basis and subject to customary indemnity and insurance provisions to be negotiated by the Parties in good faith at the time of transfer, provided that FivePrime shall not be required to provide such materials prior to such agreement.

    (f)        In the event that FivePrime has one or more agreements with Third Parties with respect to the Development, Manufacture or Commercialization of a Terminated Product, at Galaxy’s request, FivePrime shall use commercially reasonable efforts to assign or sublicense its rights under such agreement(s), solely to the extent such agreements pertain to the Manufacture of Compounds or Terminated Products, to Galaxy upon any such termination and Galaxy shall assume all of FivePrime’s obligations under such agreement(s), solely to the extent such agreements pertain to the Manufacture of Compounds or Terminated Products.

7.6        Effect of Termination by FivePrime for Breach. If FivePrime terminates this Agreement pursuant to Section 7.2(b), then all licenses and other rights granted under this Agreement will terminate and only those terms and conditions set forth in Section 7.8 shall survive. In addition:

    (a)        Each Party shall pay all amounts then due and owing to the other Party as of the termination date; and

    (b)        No later than *** days after the effective date of such termination, each Party shall return or cause to be returned to the other Party all Confidential Information in tangible form received from the other Party and all copies thereof and all materials, substances or compositions delivered or provided by the other Party; provided, however, that each Party may keep one copy of Confidential Information received from the other Party in its confidential files for record purposes.

7.7        Effect of Termination for Bankruptcy. In the event this Agreement is terminated by either Party pursuant to Section 7.2(c) due to the rejection of this Agreement by or on behalf of the other Party under 11 U.S.C. §365(n) of the United States Bankruptcy Code (the “Code”), all licenses granted under or pursuant to this Agreement are, and will otherwise be deemed to be, for purposes of 11 U.S.C. §365(n) of the Code and any similar laws in any other country in the Territory, licenses of rights to “intellectual property” as defined under 11 U.S.C. §101(35A) of the Code. The Parties agree that each Party, as licensee of such rights under this Agreement, will retain and may fully exercise all of its protections, rights and elections under the Code and any similar laws in any other applicable country. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the Code and any similar laws in any other applicable country, the other Party will be entitled to a complete duplicate of (or complete access to, as such other Party deems appropriate) any such

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intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, will be promptly delivered to it: (a) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless the first Party elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under subsection (a), upon written request therefor by such other Party following the rejection of this Agreement by or on behalf of the first Party. The foregoing provisions of this Section 7.7 are without prejudice to any rights the terminating Party may have under the Code or other applicable law or this Agreement.

7.8        Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the foregoing, the provisions of Articles 1, 6, 9 and 10 and Sections 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8 and 7.9, shall survive the expiration or termination of this Agreement.

7.9        Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies will remain available except as agreed to otherwise herein.

Article 8

Representations and Warranties

8.1        Representations and Warranties of Each Party. Each Party represents and warrants to the other Party as of the Effective Date that:

    (a)        it has the full right, power and authority to enter into this Agreement, to perform its obligations hereunder; and

    (b)        this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

8.2        Representations and Warranties by Galaxy. Galaxy represents and warrants to FivePrime as of the Effective Date that:

    (a)        to Galaxy’s Knowledge (i) the Galaxy Patents existing as of the Effective Date are properly filed patent applications, and (ii) Galaxy is the sole owner of such existing Galaxy Patents;

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    (b)        it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in Galaxy Patents or Galaxy Know-How with respect to any of the Compounds or Products except (i) as set forth in Section 2.1(b), and (ii) pursuant to the Existing MTAs;

    (c)        it has the right to grant the license and rights herein to FivePrime and, except for any licenses that may be granted in the Existing MTAs and a limited license granted to the U.S. Government as set forth in Section 2.1(b), it has not granted any license, right or interest in, to or under the Galaxy Patents or Galaxy Know-How to any Third Party with respect to any of the Compounds or Products;

    (d)        it has provided FivePrime with true and complete copies of each Existing MTA and all data generated under the Existing MTAs and provided to Galaxy;

    (e)        other than the Existing MTAs and as set forth in Section 2.1(b), there is no other agreement under which Galaxy is required to supply or has supplied any Compound or grant or has granted rights to any Compound to any Third Party;

    (f)        Galaxy has disclosed to FivePrime all patents that, to Galaxy’s Knowledge, relate specifically to FGFR2 Antibodies. For clarity, patents that “relate specifically to FGFR2 Antibodies” do not include patents related to Antibodies generally, including the manufacture of Antibodies;

    (g)        the inventions disclosed and claimed in the Galaxy Patents were conceived or reduced to practice in part with funds from the U.S. Government;

    (h)        Galaxy has complied with all requirements of each applicable funding agreement with the U.S. Government (each, a “Funding Agreement”) in order to obtain title to the Galaxy Patents;

    (i)        Galaxy has provided FivePrime with true and complete copies of each Funding Agreement;

    (j)        there are no claims, judgments or settlements against or owed by Galaxy and to the best of Galaxy’s Knowledge, there are no pending or threatened claims or litigation, in each case relating to any Compounds or Products, or to the Galaxy Patents or Galaxy Know-How in the Territory; and

    (k)        Except for the Letter Agreement (the “Geller Agreement”), dated November 5, 2010, between Galaxy and Geller Biopharm Inc. (“Geller”), Galaxy has not entered into any contract, agreement, arrangement or understanding with any broker, finder, advisor or similar agent, which will result in the obligation of Galaxy to pay any finder’s fee, brokerage fee, advisory fee or commission in connection with the execution or performance of this Agreement. Galaxy has delivered to FivePrime a true and complete copy of the Geller Agreement.

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8.3        Acknowledgements by FivePrime. FivePrime acknowledges as of the Effective Date that:

    (a)        it has had an opportunity before the Effective Date to review, and has reviewed, each of the Existing MTAs; and

    (b)        it has had an opportunity before the Effective Date to review, and has reviewed, information and materials made available by Galaxy to it and related to the Galaxy Patents, Galaxy Know-How and the Compounds in existence as of the Effective Date.

8.4        No Other Warranties. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 8, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF FIVEPRIME OR GALAXY; (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT; AND (C) ALL KNOW-HOW AND MATERIALS PROVIDED BY GALAXY TO FIVEPRIME UNDER THIS AGREEMENT ARE PROVIDED “AS-IS”.

Article 9

Indemnification; Liability

9.1        Indemnification by Galaxy. Galaxy shall indemnify and hold FivePrime and its Affiliates, and their respective officers, directors, agents and employees (each a “FivePrime Indemnitee”) harmless from and against any Claims arising under or related to this Agreement against them to the extent arising or resulting from:

    (a)         the negligence or willful misconduct of any of the Galaxy Indemnitees;

    (b)         the breach of any of the warranties or representations made by Galaxy to FivePrime under this Agreement;

    (c)         any breach by Galaxy of its material obligations pursuant to this Agreement; or

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    (d)        the development, manufacture or commercialization of any Terminated Product by or on behalf of Galaxy or any of its Affiliates, licensees, sublicensees or Contractors; except in each case, to the extent such Claims result from the material breach by any FivePrime Indemnitee of any covenant, representation, warranty or other agreement made by FivePrime in this Agreement or the negligence or willful misconduct of any FivePrime Indemnitee.

In the event Galaxy licenses or sublicenses its right of the Terminated Products, Galaxy will use commercially reasonable efforts to include in the license or sublicense agreement a provision for such licensee or sublicensee to indemnify FivePrime to the same extent as such sublicensee would agree to indemnify Galaxy in such sublicense agreement.

9.2        Indemnification by FivePrime. FivePrime shall indemnify and hold Galaxy, its Affiliates, and their respective officers, directors or LLC managers, agents and employees (each, a “Galaxy Indemnitee”) harmless from and against any Claims arising under or related to this Agreement against them to the extent arising or resulting from:

    (a)        the Development, Manufacture or Commercialization of the Compounds or Products by or on behalf of FivePrime or any of its Affiliates, sublicensees or Contractors; or

    (b)        the negligence or willful misconduct of any of the FivePrime Indemnitees or any sublicensee (through multiple tiers) or Contractor; or

    (c)        the breach of any of the warranties or representations made by FivePrime to Galaxy under this Agreement; or

    (d)        any breach by FivePrime of its material obligations pursuant to this Agreement;

except in each case, to the extent such Claims result from the material breach by any Galaxy Indemnitee of any covenant, representation, warranty or other agreement made by Galaxy in this Agreement or the negligence or willful misconduct of any Galaxy Indemnitee.

In the event FivePrime sublicenses its right under this Agreement, FivePrime will use commercially reasonable efforts to include in such sublicense agreement a provision for the sublicensee to indemnify Galaxy to the same extent as such sublicensee would agree to indemnify FivePrime in such sublicense agreement.

9.3        Indemnification Procedure. If either Party is seeking indemnification under Sections 9.1 or 9.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to such section as soon as reasonably practicable after receiving notice of the claim. The Indemnifying Party shall have the right to assume the defense of any such claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request,

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and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnifying Party. Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. If FivePrime is the Indemnifying Party, it shall not admit to any fault or liability of any Galaxy Indemnitee without Galaxy’s consent, in Galaxy’s sole discretion. If Galaxy is the Indemnifying Party, it shall not admit to any fault or liability of any FivePrime Indemnitee without FivePrime’s consent, in FivePrime’s sole discretion. If the Parties cannot agree as to the application of Section 9.1 or 9.2 as to any claim, pending resolution of the dispute pursuant to Section 10.6, the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 9.1 or 9.2 upon resolution of the underlying claim.

9.4        Mitigation of Loss. Each Indemnified Party will take and will cause its Affiliates to take all such reasonable steps and action as are reasonably necessary, or as the Indemnifying Party may reasonably require, in order to mitigate any Claims (or potential losses or damages) under this Article 9. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

9.5        Special, Indirect and Other Losses. NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY, EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 9.

Article 10

General Provisions

10.1      Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, earthquakes or other acts of God, or acts, omissions or delays in acting by any Government Authority or the other Party or unavailability of materials related to the Manufacture of Compounds or Products. The affected Party shall notify the other Party in writing of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake and continue diligently all reasonable

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efforts necessary to cure such force majeure circumstances or to perform its obligations in spite of the ongoing circumstances. Notwithstanding the foregoing, neither Party shall be excused from making payments owed hereunder because of a force majeure affecting such Party unless such force majeure event affects the method of payment.

10.2        Assignment.

    (a)        This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may, without consent of the other Party, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate of such Party, or in whole to its successor in interest in connection with a Change of Control. Any attempted assignment not in accordance with this Section 10.2 shall be null and void and of no legal effect. Any permitted assignee shall assume in writing all assigned obligations of its assignor under this Agreement. The assigning Party shall, within *** days after the effective date of any assignment of this Agreement, notify the other Party of any such assignment and the identity of the assignee and its address for notices. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns.

    (b)        Notwithstanding anything to the contrary in this Agreement, in the event that a Party undergoes a Change of Control, no intellectual property rights of the Third Party assignee, acquirer or successor of such Party or any Affiliate of such Third Party shall be included in the subject matter licensed hereunder, to the extent that such intellectual property rights were held by such Third Party prior to the Change of Control.

10.3        Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

10.4        Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or courier), sent by internationally recognized courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

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If to Galaxy:

Galaxy Biotech, LLC

22830 San Juan Road

Cupertino, CA 95014

Attention:        Cary Queen

Facsimile:        408-446-2694

with a copy to:

Galaxy Biotech, LLC

1230 Bordeaux Dr

Sunnyvale, CA 94089

Attention:        Jin Kim

Facsimile:        408-400-8025

If to FivePrime:

Five Prime Therapeutics, Inc.

Two Corporate Drive

South San Francisco, CA 94080

Attention:        General Counsel

Facsimile:        650-583-3164

with a copy to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attention:        Robert L. Jones, Esq.

Facsimile:        (650) 849-7400

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) on the Business Day after dispatch if sent by internationally recognized overnight courier; or (c) on the fifth (5th) Business Day following the date of mailing, if sent by mail.

10.5        Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to any rules of conflict of laws.

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10.6        Dispute Resolution. The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. If the Parties do not fully settle, and a Party wishes at any time to pursue the matter outside such negotiations between the Parties, then each such dispute, controversy or claim that is not an Excluded Claim (defined in Section 10.6(f)) shall be finally resolved by binding arbitration (an “Arbitration”) administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules then in effect (the “JAMS Rules”) except as provided in Section 10.6(b) with respect to discovery, and judgment on the Arbitration award may be entered in any court having jurisdiction thereof. The proceedings and decisions of the arbitrators in any Arbitration under this Section 10.6 shall be confidential except as otherwise expressly permitted in this Agreement, agreed upon by the Parties, or required by applicable Law.

    (a)        Each Arbitration shall be conducted by a panel of three (3) arbitrators, each with substantial experience in the pharmaceutical or biotechnology business selected pursuant to the JAMS Rules. Within *** days after initiation of Arbitration, each Party shall select one person to act as an arbitrator and the two Party-selected arbitrators shall select a third arbitrator within *** days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by JAMS. The place of arbitration shall be San Francisco, California, and all proceedings and communications shall be in English.

    (b)        Each Party shall comply with all applicable Laws related to the preservation of evidence as if such dispute were brought in the United States District Court for the Northern District of California. ***

    (c)        The Parties shall maintain the confidential nature of the Arbitration, except as may be necessary to prepare for or conduct the Arbitration hearing on the merits, or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an award or its enforcement, or unless otherwise required by applicable Law or judicial decision.

    (d)        Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators shall have no authority to award (i) attorneys’ fees or costs, and (ii) punitive, exemplary or any other type of damages not measured by a Party’s compensatory damages, and the Parties hereby waive any right to recover any such damages. Each Party shall bear an equal share of the arbitrators’ fees and any administrative fees of each Arbitration. The arbitrators’ decision shall be final, not appealable, and legally binding, and judgment may be entered thereon in a court of competent jurisdiction.

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      (e)        Except to the extent necessary to confirm an award or as may be required by applicable Law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable California or federal statute of limitations.

      (f)        The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due. All the obligations of the Parties under this Agreement that are not expressly disputed in the Arbitration shall remain in full force during the Arbitration.

      (g)        As used in this Section, the term “Excluded Claim” means a dispute, controversy or claim that concerns (a) the scope, validity, enforceability, inventorship or infringement of a patent, patent application, trademark or copyright; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

10.7        Compliance. Each Party agrees that in performing its obligations or exercising its rights under this Agreement: (a) it shall comply in all material respects with all applicable Laws; (b) it will not knowingly employ or engage any Person who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority; and (c) it will be responsible for any activities performed on its behalf by an Affiliate, licensee, sublicensee or subcontractors.

10.8        Transaction Expenses. Each Party (a) shall pay their own fees and expenses incurred in connection with the negotiation or execution of this Agreement, including all legal, accounting, tax and financial advisory, consulting and investment banking, broker’s and finder’s fees (collectively, “Transaction Expenses”); (b) shall not look to the other Party for any contribution toward such fees and expenses; and (c) will indemnify and hold harmless the other Party from any Claim for any such fees or expenses arising out of the negotiation or execution of this Agreement by any person or Entity claiming to have been engaged by such Party. Specifically, Galaxy shall pay Geller all fees and expenses under the Geller Agreement, including any fees and expenses to Geller under the Geller Agreement incurred in connection with (i) the negotiation or execution of this Agreement or (ii) the payment of any amounts to Galaxy under this Agreement.

10.9        Entire Agreement.

      (a)        This Agreement, together with the Exhibits, contains the entire understanding of the Parties with respect to the collaboration and the licenses granted hereunder. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the collaboration and the licenses granted hereunder are superseded by the terms of this Agreement. The Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement.

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      (b)        This Agreement supersedes the Mutual Nondisclosure Agreement, dated August 4, 2011, as amended October 25, 2011, between FivePrime and Galaxy (the “2011 mNDA”). All Confidential Information disclosed by one Party to the other Party under the 2011 mNDA shall be deemed Confidential Information of such disclosing Party under this Agreement and shall be subject to the terms of this Agreement.

10.10        Amendments. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties.

10.11        Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

10.12        Independent Contractors. It is expressly agreed that Galaxy and FivePrime shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Galaxy nor FivePrime shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

10.13        Waiver. The waiver by either Party of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.

10.14        Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

10.15        Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.

10.16        Waiver of Rule of Construction. The rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

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10.17        Interpretation. In this Agreement, unless otherwise specified:

        (a)        “includes” and “including” means respectively includes and including without limitation;

        (b)        words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

        (c)        the word “or” shall not be deemed to be used in the exclusive sense and shall instead be used in the inclusive sense to mean “and/or”;

        (d)        words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear; and

        (e)        the Exhibits and other attachments form part of the operative provision of this Agreement and references to this Agreement shall include references to the Exhibits and attachments.

10.18        Counterparts. This Agreement may be executed in counterparts by original signature, facsimile or PDF files, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives.

Galaxy Biotech, LLC		Five Prime Therapeutics, Inc.

By:	/s/ Cary Queen	By:	/s/ Lewis T. Williams
	Cary Queen		Lewis T. Williams
	President		President and Chief Executive Officer

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Exhibit A

Existing FGFR2 Antibodies

***

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A-1

Exhibit B

Galaxy Patents Existing as of the Effective Date

***

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B-1

Exhibit C

Certain Patents Deemed Not To Be Galaxy Patents for the Purpose of Article 5

***

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C-1

Exhibit D

Galaxy Materials

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D-1

Exhibit E

Planned Initial Activities1

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1 ***

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E-1

Exhibit F

Existing Material Transfer Agreements

***

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F-1